                                                                 EXHIBIT 10.28


                             JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT is made as of March 19, 1999 by and between LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, and MIRAE CORPORATION, a CHUSIK HOESA organized under the laws of the Republic of Korea ("Mirae").

                                    RECITALS

         A. Lycos provides a World Wide Web navigation, search, directory and community service which is supported by advertising and electronic commerce. Lycos has exclusive worldwide rights to certain technology and knowhow used in providing such service. Lycos is interested in providing a comparable service, as culturally adapted and with suitable local content, for the Republic of Korea market through a joint venture with Mirae.

         B. Mirae is interested in participating with Lycos in the joint venture, and has various knowledge, experience and resources which would be of benefit to the joint venture.

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

         1. INCORPORATION OF LYCOS KOREA. As promptly as possible after the execution of this Agreement, the parties shall cause a CHUSIK HOESA to be incorporated under the laws of the Republic of Korea (the "Company") as follows:

                  1.1 NAME. The name of the Company shall be "Lycos Korea Chusik Hoesa" in Korean and "Lycos Korea, Inc." in English.

                  1.2 AUTHORIZED CAPITAL. The authorized capital of the Company shall be [***] consisting of one common class of shares, and the Company shall be authorized to issue 20,000 shares of [***] par value per share (collectively, the "Stock") at the time of establishment.

                  1.3 SUBSCRIPTION. At the time of establishment of the Company, each of Lycos and Mirae shall subscribe for 10,000 shares of Stock having an aggregate par value of [***] for a total subscription of 20,000 shares of Stock having an aggregate par value of [***].

                  1.4 LEGENDS ON SHARE CERTIFICATES. Any share certificate issued by the Company to evidence any shares of stock of the Company issued to Lycos or Mirae shall bear the following legend:

                      "TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE JOINT VENTURE AGREEMENT BETWEEN LYCOS, INC. AND

                      ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                      MIRAE CORPORATION DATED _________, 1999, AND TO THE
                      SHAREHOLDERS AGREEMENT BETWEEN LYCOS, INC. AND MIRAE CORPORATION DATED __________, 1999, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN SEOUL, KOREA."

                  1.5 INITIAL DIRECTORS. The initial directors of the Company shall be as follows:

                                       Edward M. Philip
                                       Eric J. Gerritsen
                                       Moon Soul Chung
                                       Kyung Dal Cho

                  1.6 ADDRESS OF REGISTERED OFFICE. The address of the registered office of the Company shall be initially as follows:

                              Lycos Korea, Inc.
                              c/o Mirae Corporation
                              #1309, Korea Stock Exchange, Annex Bldg.,
                              33, Yoidodong, Youngdungpo-gu
                              Seoul, Korea 150-010

                  1.7 FISCAL YEAR. The fiscal year of the Company shall end on July 31, and the initial fiscal year shall be the stub period from the date of incorporation of the Company through July 31, 1999.

                  1.8 ACCOUNTING AND BOOKS AND RECORDS. The Company shall keep accurate books of account and financial and related records in accordance with generally accepted Korean accounting principles, standards and procedures, consistently applied. Upon reasonable prior notice and during normal business hours, the Company shall make available at its principal office in Seoul, Korea for inspection by Lycos and Mirae, and their designated representatives, the books of account and records of the Company.

                  1.9 ARTICLES. The Articles of Incorporation of the Company shall be in the form of the attached EXHIBIT A.

                  1.10 COSTS AND EXPENSES. The Company shall bear all costs and expenses directly relating to the incorporation of the Company in the Republic of Korea, including without limitation registration fees, notary fees, stamp duties and the like, and, to the extent permitted by law, attorneys' fees. Mirae shall advance any such expenses when and as required, and Mirae shall be entitled to prompt reimbursement of such expenses by the Company upon the completion of its incorporation.

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                  1.11 ASSISTANCE. Mirae shall provide such reasonable
assistance in connection with the incorporation of the Company as may be required, including without limitation assistance in connection with the preparation or filing of any reports, notices or other filings required to be made in the Republic of Korea by the Company to or with any Korean governmental authority.

         2.       TECHNOLOGY LICENSES..

                  2.1 LICENSING AGREEMENTS. As promptly as possible after the incorporation of the Company, Lycos shall enter into license agreements with the Company in the forms attached as EXHIBITS B-1 AND B-2 (the "License Agreements"). The rights of the Company under the License Agreements shall continue in accordance with the terms thereof notwithstanding any change in the ownership of Lycos, any transfer of the assets or business of Lycos, or any merger, consolidation, reorganization or recapitalization affecting Lycos.

                  2.2 ADDITIONAL TECHNOLOGIES. Lycos shall from time to time enter into good faith negotiations with the Company regarding the licensing by Lycos to the Company of additional technologies used by Lycos and not covered by the License Agreements, to the extent such additional technologies are required to maintain a similar look and feel between the services offered by Lycos and the services offered by the Company. The licensing of any such additional technologies by Lycos to the Company shall be subject to the execution of a definitive agreement on mutually acceptable terms and conditions, which may include provision for reasonable compensation to Lycos.

         3. SHAREHOLDER AGREEMENT. In connection with the issuance of Stock to Lycos and Mirae, Lycos and Mirae shall enter into a shareholder agreement in the form of the attached EXHIBIT C (the "Shareholder Agreement").

         4. MIRAE LOAN FACILITY. As promptly as possible after the incorporation of the Company, Mirae shall enter into a loan agreement with the Company (the "Loan Agreement") by which Mirae agrees to make loans (collectively, the "Loans") to the Company as follows:

            4.1 MAXIMUM AGGREGATE COMMITMENT. The maximum aggregate amount of the Loans shall be [***] (the "Maximum Aggregate Commitment").

            4.2 ADVANCES. Advances of the Loans shall be made as follows:

                           (a)      promptly after the execution of the Loan
Agreement, Mirae shall advance to the Company [***] (the "Initial Advance");

                           (b)      on the one (1) year anniversary date of
the Initial Advance, or at such earlier time as may be agreed between Mirae and the Company, Mirae shall advance to the [***] Company (the "Second Advance"); and


                      ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                           (c) after making the Second Advance, Mirae shall from
time to time advance to the Company such amounts as may be required by the Company to meet its financial obligations or Business Goals (as defined below); provided, however, that the maximum amount of Loans outstanding at any one time under the Loan Agreement shall not exceed the amount of the Maximum Aggregate Commitment.

                  4.3 MATURITY DATE. "Maturity Date" shall mean the 20th anniversary date of the Initial Advance, as automatically extended for up to four (4) consecutive five (5) year periods unless the Company, by unanimous affirmative vote of its board of directors, elects to fix the maturity date of the Loans at the end of the initial period or at the end of any subsequent extension period and gives written notice of such election to Mirae not less than six (6) months prior to the end of the initial period or any subsequent extension period. The principal amount of all Loans outstanding under the Loan Agreement on the Maturity Date shall be due and payable on the Maturity Date.

                  4.4 APPLICABLE RATE. "Applicable Rate" means, at any point in time, the higher of (a) eight percent (8%), or (b) the overdraft interest rate prescribed by Korean law (or such equivalent rate as may be required from time to time to avoid the generation of taxable income to Mirae solely by reason of payment of interest by the Company to Mirae at a rate lower than a benchmark rate prescribed by Korean tax law or the Korean tax authorities).

                  4.5 INTEREST. Interest shall accrue on the outstanding principal amount of the Loans at a rate per annum which is equal to the Applicable Rate, and the Company shall pay accrued interest, subject to any available offsets, to Mirae in arrears on the last business day of each calendar quarter and on the Maturity Date. Interest shall be calculated based on a 360-day year and the actual number of days elapsed.

                  4.6 VOLUNTARY PREPAYMENT. Upon the unanimous affirmative vote of its board of directors, the Company may, without premium or penalty, voluntarily prepay all or any portion of the Loans outstanding from time to time. Amounts prepaid may not be reborrowed.

                  4.7 ACCELERATION. Mirae shall have the right to accelerate repayment of the Loans in the event (a) any voluntary or involuntary dissolution proceeding or any voluntary or involuntary bankruptcy proceeding is commenced by or against the Company, (b) any of this Agreement, the License Agreements or the Shareholder Agreement is terminated for any reason, and (c) the Company is or becomes unable to meet its financial obligations when and as due, including without limitation the obligation of the Company to pay principal and interest under the Loan Agreement. Except as expressly set forth in this Section 4.7, Mirae shall not have any acceleration rights with respect to repayment of the Loans.

                  4.8 CURRENCY DENOMINATION. All of the Loans shall be denominated in Korean Won, and all advances and payments in respect of the Loans shall be made in Korean Won.

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                  4.9 METHOD OF PAYMENT. The Company shall pay all principal and interest owing to Mirae under the Loan Agreement to such account as Mirae may specify by written notice to the Company.

                  4.10 NO COLLATERAL OR GUARANTY. No collateral or guaranty for any of the Loans shall be required.

         5.       CAPITAL CONTRIBUTIONS AND STOCKHOLDER LOANS..

                  5.1 CAPITAL CONTRIBUTIONS. Neither party to this Agreement shall have any obligation to make capital contributions to the Company other than the [***] to be contributed as capital by each of Lycos and Mirae (for a total aggregate capital contribution of [***]) in connection with the incorporation of the Company.

                  5.2 LOANS. Except as expressly provided for in Section 4, neither party to this Agreement shall have any obligation to make loans to the Company.

         6.       MANAGEMENT.

                  6.1 DIRECTORS. The Company shall at all times have an even number of directors, and the initial number of directors shall be four (4). Mirae and Lycos shall have equal representation on the board of directors of the Company, and the parties shall cooperate in the election of directors, as more specifically provided in the Shareholder Agreement.

                  6.2 REPRESENTATIVE DIRECTOR. There shall be one representative director, who shall be a Mirae nominee.

                  6.3 STATUTORY AUDITOR. There shall be one statutory auditor, who shall be a Lycos nominee.

                  6.4 MEETINGS OF DIRECTORS. The Company shall bear all reasonable expenses of directors in connection with their attendance at meetings of directors, including without limitation travel, lodging and meals.

         7.       BUSINESS OBJECTIVES AND BUSINESS GOALS.

                  7.1 BUSINESS OBJECTIVES. The business objectives of the Company shall include, without limitation, the following:

                           (a)      provide a World Wide Web navigation,
search, directory and community service at www.lycos.co.kr, which is generally similar to, and of like quality with, the World Wide Web navigation, search, directory and community service provided by Lycos at www.lycos.com, but which is adapted culturally and in local content to be suitable for the Korean market (the "Service");

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           (b) generate revenue from the Service, including
without limitation revenue from the sale of advertising and electronic commerce;

                           (c)      engage in all business  activities  relating
to the development, maintenance, support, enhancement and promotion of the Service, including without limitation the development and acquisition of local content and the development and expansion of distribution channels for the Service; and

                           (d) engage in all business activities ancillary or
incidental to the foregoing.

                  7.2 BUSINESS GOALS. Set forth on the attached EXHIBIT D are specific business goals for the Company for the period from the date of this Agreement through December 31, 2001. Not less than three (3) months prior to the end of such period and each consecutive three (3) year period thereafter, the parties shall agree on specific business goals for the three (3) year period immediately following the current period. Such business goals, as from time to time in effect, are referred to as the "Business Goals."

         8.       START UP, OPERATION AND ADDITIONAL TECHNOLOGIES.

                  8.1 START UP. Initially, the Service shall be operated and maintained at the U.S. data center of Lycos. When and as feasible, as determined by Lycos and the Company, the operation and maintenance of the Service shall be transferred to a site in the Republic of Korea. For so long as the Service is operated and maintained at the U.S. data center of Lycos, the Company shall pay to Lycos a fee of [A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] cents (one quarter of one cent) for each query processed at the U.S. data center of Lycos in connection with the Service.

                  8.2 PERSONNEL. Mirae shall be responsible for assuring that the Company is adequately staffed with properly skilled personnel as required to enable the Company to meet its business objectives and the applicable Business Goals.

                  8.3 OPERATION. Mirae shall be responsible for assuring that the Service is operated on a twenty-four (24) hour a day, seven (7) day a week basis, both before and after transfer of the Service to the Republic of Korea.

         9. COOPERATION. The parties shall in good faith cooperate with each other to enable the Company to maximize the success of the Company's business.

         10.      ADVERTISING AND REFERRALS.

                  10.1 PURCHASE OF ADVERTISING BY MIRAE. Mirae agrees to purchase advertising from the Company at the applicable rates from time to time offered by the Company to unrelated third parties and otherwise as more specifically described in the attached EXHIBIT E. Payments by Mirae for such advertising shall be subject to offset against obligations of the Company to Mirae.

                  10.2 REFERRALS BY LYCOS. Lycos shall, when there is the opportunity to do so, refer advertising and electronic commerce business to the Company, and the Company shall pay to Lycos, as a commission, an amount equal to fifteen percent (15%) of all gross revenues generated by the Company from such referrals, and shall reimburse to Lycos, on demand, all costs incurred by Lycos in connection with any such referrals. Within thirty days after the end of each calender quarter during the term of this Agreement, the Company shall submit to Lycos a statement setting forth the calculation of all such commissions which are payable with respect to gross revenues attributable to such referrals and received by the Company in such quarter, and shall concurrently make payment to Lycos of the amount of such commissions shown in such calculation, as converted to U.S. Dollars at the then current rate of exchange.

         11. EXCLUSIVITY. For so long as this Agreement remains in effect, Mirae shall not, directly or indirectly, alone or in combination with others, purchase, establish, maintain, invest in or otherwise promote, or agree to purchase, establish, maintain, invest in or otherwise promote, any navigation, search, directory or community service (other than the Service), except that the foregoing restriction shall not apply to passive portfolio investments in an entity not in excess of five percent (5%) of the total equity of such entity. For so long as this Agreement remains in effect, Lycos shall not, directly or indirectly, alone or in combination with others, purchase, establish, maintain, invest in or otherwise promote, or agree to purchase, establish, maintain, invest in or otherwise promote, any navigation, search, directory or community service (other than the Service) operated from the Republic of Korea specifically for the local Korean market, except that the foregoing restriction shall not apply to passive portfolio investments in an entity not in excess of five percent (5%) of the total equity of such entity.

         12. REPRESENTATIONS AND WARRANTIES OF LYCOS. Lycos hereby represents and warrants to Mirae as follows:

                  12.1 ORGANIZATION, POWER AND AUTHORITY. Lycos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America. Lycos has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  12.2 AUTHORIZATION AND BINDING OBLIGATIONS. Lycos has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by Lycos. This Agreement has been duly executed and delivered by Lycos, and constitutes the legal, valid and binding obligations of Lycos, enforceable against Lycos in accordance with its terms.

                  12.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Lycos, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the Certificate of Incorporation or Bylaws of Lycos, (b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which Lycos is a party or by which Lycos or any of its assets or properties is or may be bound, or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which Lycos or any of its assets or properties is or may be bound.

                  12.4 NO PENDING LITIGATION. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of Lycos to consummate the transactions contemplated by this Agreement, is pending against Lycos, and no such action, suit or proceeding has been threatened against Lycos.

         13. REPRESENTATIONS AND WARRANTIES OF MIRAE. Mirae hereby represents and warrants to Lycos as follows:

                  13.1 ORGANIZATION, POWER AND AUTHORITY. Mirae is a CHUSIK HOESA duly organized and validly existing under the laws of the Republic of Korea. Mirae has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  13.2 AUTHORIZATION AND BINDING OBLIGATIONS. Mirae has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by Mirae. This Agreement has been duly executed and delivered by Mirae, and constitutes the legal, valid and binding obligations of Mirae, enforceable against Mirae in accordance with its terms.

                  13.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Mirae, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the charter documents of Mirae,
(b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which Mirae is a party or by which Mirae or any of its assets or properties is or may be bound, or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which Mirae or any of its assets or properties is or may be bound.

                  13.4 NO PENDING LITIGATION. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of Mirae to consummate the transactions contemplated by this Agreement, is pending against Mirae, and no such action, suit or proceeding has been threatened against Mirae.

         14. CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of three (3) years after any termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, use, divulge, publish or otherwise reveal, directly or through any third party (including without limitation the Company), any confidential or proprietary information of the other party which was disclosed by or received pursuant to this Agreement, or in connection with the preparation and negotiation of this Agreement, or by reason of the performance by the parties of their obligations hereunder or their involvement in activities of the Company, including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development (collectively, "Confidential Information"), except as may be necessary in connection with filings with governmental agencies as required under applicable law, including, in the case of Lycos, the rules and regulations promulgated under the Securities Exchange Act of 1934, provided, however, that neither party shall make any disclosure required under applicable law before providing the other party with a reasonable opportunity to seek a protective order. Upon termination of this Agreement, each party shall either destroy or return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other party which such party may then possess or have under its control. Notwithstanding the foregoing, Confidential Information of a party shall not include (a) information which was already known to the recipient at the time of its receipt, (b) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (c) information which is rightfully received by the recipient from a third party legally entitled to disclose such information free of confidentiality restrictions, or (d) information disclosed in connection with legal action initiated by a party to enforce rights under this Agreement, or any agreement executed pursuant to this Agreement, PROVIDED that adequate safeguards (such as protective orders) are maintained.

         15. FAILURE TO MEET BUSINESS GOALS. If the Company fails to meet the applicable Business Goals for the period commencing from the date of this Agreement and ending on December 31, 2001 or for any consecutive three (3) year period thereafter, then, within sixty (60) days after the end of such period, either party shall have the right, at its option and in addition to any other rights and remedies it may have, to:

                           (a)      elect to dissolve the Company by giving
written notice thereof to the other party, in which case the parties shall cooperate to take all such steps as may be necessary to dissolve the Company; and/or

                           (b)      elect to terminate this Agreement by giving
written notice thereof to the other party and the Company, in which case this Agreement, the License Agreements, the Shareholder Agreement and the funding commitment under the Loan Agreement shall automatically terminate notwithstanding any provision to the contrary in this Agreement, the License Agreements, the Shareholder Agreement or the Loan Agreement.

         16.      DEADLOCK.

                  16.1 MAJOR MATTERS. As used in Section 16.2, "Major Matters" shall mean:

                           (a)      liquidation, winding-up, dissolution or
commencement of any bankruptcy or other similar proceeding;

                           (b)      merger, consolidation, reorganization,
recapitalization, and the like;

                           (c)      sale of all or substantially  all of the
assets of the Company, or the sale of any assets individually or in the aggregate exceeding in amount;

                           (d)      issuance, redemption, repurchase or
retirement of any securities (including any option, warrant or right to acquire any securities or any instrument convertible into securities);

                           (e)      increase or decrease of authorized capital;
or

                           (f)      approval of annual business plan (including
annual budget and marketing plans, distribution plans and pricing policies), and any major modifications to or departures from the approved annual business plan.

                  16.2 DEADLOCK. In the event (a) the board of directors of the Company deadlocks on any Major Matters, or (b) the board of directors of the Company cannot, by majority or unanimous vote, agree on the management of the affairs of the Company, such that the business of the Company can no longer be conducted to advantage, then either party shall have the right, at its option and in addition to any other rights and remedies it may have, to:

                           (i)      elect to dissolve the Company by giving
written notice thereof to the other party, in which case the parties shall cooperate to take all such steps as may be necessary to dissolve the Company; and/or

                           (ii) elect to terminate this Agreement by giving
written notice thereof to the other party and the Company, in which case this Agreement, the License Agreements, the Shareholder Agreement and the funding commitment under the Loan Agreement shall automatically terminate notwithstanding any provision to the contrary in this Agreement, the License Agreements, the Shareholder Agreement or the Loan Agreement.

         17. MATERIAL DEFAULTS. In the event that (a) Lycos materially breaches or defaults in the performance of its obligations under this Agreement, the License Agreements or the Shareholder Agreement, or (b) Mirae materially breaches or defaults in the performance of its obligations under this Agreement, the Shareholder Agreement or the Loan Agreement, and any such breach or default is not cured within ninety (90) days after written notice of such default is given to the breaching party by the other party, then such other party shall have the right, at its option and without prejudice to any other rights and remedies it may have, to:

                           (i)      elect to dissolve the Company by giving
written notice thereof to the breaching party, in which case the breaching party agrees to cooperate with the other party to take all such steps as may be necessary to dissolve the Company, it being agreed between Mirae and Lycos that such other party shall have the right to vote the shares of the breaching party in favor of dissolution if the breaching party fails to take action as required under this paragraph (a); and/or

                           (ii) elect to terminate this Agreement by written
notice thereof to the breaching party and the Company, in which case this Agreement, the License Agreements, the Shareholder Agreement and the funding commitment under the Loan Agreement shall automatically terminate notwithstanding any provision to the contrary in this Agreement, the License Agreements, the Shareholder Agreement or the Loan Agreement.

         18. ACCUMULATED LOSSES. If the accumulated losses appearing on the balance sheet of the Company as of the end of any financial year exceeds the amount of the paid up capital of the Company, either of the parties may, by written notice given within thirty (30) days after receipt of such balance sheet, require the parties to meet at a location agreeable to both parties to discuss the appropriate steps to be taken with respect to the financial situation of the Company. Such meeting of the parties shall be held within thirty (30) days after any such notice is given. If the parties cannot reach agreement within thirty (30) days after the date of such meeting on the appropriate steps to be taken, either party may thereafter propose, by written notice given to the other party, that the Company dissolve and, concurrently with giving such notice, shall offer to sell its stock in the Company to the other party at a price determined on the basis of the net worth of the Company. If the other party does not agree within thirty (30) days after the giving of such notice to purchase all of such stock at such price and assume all of the obligations (if any) of the offering party to provide financial assistance to the Company, then the parties shall take such steps as may be necessary to dissolve the Company.

         19.      MISCELLANEOUS.

                  19.1 BROKERS. Each party shall hold the other party harmless from any claims, liabilities or damages relating to any commissions or fees claimed by any broker or finder by reason of any engagement or relationship of such broker or finder by or with such party.

                  19.2 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

                  If to Lycos:      Lycos, Inc.
                                    400-2 Totten Pond Road
                                    Waltham, MA 02154
                                    Attention:  General Counsel
                                    Telephone:  (781) 370-2700
                                    Facsimile:  (781) 370-2600

                  With a copy to:   Coudert Brothers
                                    1055 West 7th Street, 20th Floor
                                    Los Angeles, CA 90017
                                    Attention:  Richard G. Wallace
                                    Telephone:  (213) 688-9088
                                    Facsimile:  (213) 689-4467

                  If to Mirae:      Mirae Corporation
                                    #1309, Korea Stock Exchange, Annex Bldg.,
                                    33, Yoidodong, Youngdungpo-gu
                                    Seoul, Korea 150-010
                                    Attention:  Kyung Dal Cho
                                    Telephone:  82-2-783-0059
                                    Facsimile:  82-2-783-0057

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 19.2.

                  19.3 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by a party to any affiliate which directly or indirectly controls, is controlled by or is under common control with such party, where such control is by more than fifty percent (50%) of the relevant voting power, or (b) in connection with any transaction, regardless of its form, in which all or substantially all of the assets of Lycos are acquired.

                  19.4 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  19.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  19.6 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  19.7 ARBITRATION. In the event any dispute arises between the parties with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 19.7 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  19.8 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of the Republic of Korea; provided, however, that either party shall have the right to enforce the provisions of Sections 11 and 14 under the laws (other than that body of law relating to conflicts of law) of Massachusetts, United States of America. Mirae hereby consents to the non-exclusive jurisdiction of the federal and state courts located in Massachusetts, United States of America, and waives all objections to the laying of venue in Massachusetts, including without limitation any objection based on inconvenient forum. Mirae further consents to the service of process by mail or by any other means permitted by Massachusetts law.

                  19.9 ATTORNEYS' FEES. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party or parties in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other parties all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

                  19.10 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  19.11 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  19.12 TRANSLATION. For the convenience of the parties, one or more Korean translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Korean translations, the English language version of this Agreement shall be controlling.

                  19.13 PRESS RELEASES. Neither party shall issue any press releases or publicity statements relating to this Agreement, the transactions contemplated by this Agreement or the business of the Company without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other party) to the extent required by any securities laws or regulations applicable to such party.

                  19.14 THIRD PARTY BENEFICIARY. The Company is a third party beneficiary under this Agreement. Except as to the Company, this Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.

                  19.15 BINDING EFFECT. Subject to Section 19.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       LYCOS, INC.,
                       a corporation organized under the laws of Delaware, USA

                       /s/ Edward M. Philip
                       ----------------------------
                       By:  Edward M. Philip
                       Its: Chief Operating Officer

                       MIRAE CORPORATION,
                       a CHUSIK HOESA organized under the laws of the Republic of Korea
                       /s/ Moon Soul Chung
                       ----------------------------
                       By: Moon Soul Chung
                       Its: President and CEO

                                                                   EXHIBIT 10.28

                                    EXHIBIT A
                            ARTICLES OF INCORPORATION
                                       OF
                                LYCOS KOREA, INC.

                                    CHAPTER I
                               GENERAL PROVISIONS

Article 1.        CORPORATE NAME

                  The name of the Company shall be "LYCOS KOREA CHUSIK HOESA" in Korean and "LYCOS KOREA, INC." in English.

Article 2.        BUSINESS OBJECTIVES

                  The business objectives of the Company shall be the following:

                  (a) to provide a World Wide Web navigation, search, directory and community service at "www.lycos.co.kr" which is adapted culturally and in local content to be suitable for the Korean market ("Service");

                  (b) to generate revenue from the Service, including without limitation revenue from the sale of advertising and electronic commerce;

                  (c) to engage in all business activities relating to the development, maintenance, support, enhancement and promotion of the Service, including without limitation the development and acquisition of local content and the development and expansion of distribution channels for the Service; and

                  (d) to engage in all business activities ancillary or incidental to the foregoing.

Article 3.        HEAD OFFICE, BRANCHES, ETC.

                  3.1 The head office of the Company shall be located at _________________, Seoul, Korea.

                  3.2 Branches, other business offices or other agencies may be established, relocated or closed, as required by resolution of the Board of Directors.

Article 4.        METHOD OF PUBLIC NOTICES

                  Public notices of the Company shall be given in ________________ newspaper, a daily newspaper of general circulation published in Seoul, Korea.

                                   CHAPTER II
                               CAPITAL AND SHARES

Article 5.        SHARES

                  5.1 The total number of shares that the Company is authorized to issue shall be Twenty Thousand (20,000) shares, each having a par value of Five Thousand Won ((W)5,000).

                  5.2 The total number of shares to be issued by the Company at the time of incorporation shall be Twenty Thousand (20,000) shares.

                  5.2 All shares to be issued by the Company shall be one class of common stock, in non-bearer form, having a par value as stated hereinabove, with full voting rights.

Article 6.        SHARE CERTIFICATES

                  6.1 The share certificates shall be issued in denominations of one (1), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000), and ten thousand (10,000) shares or such other denominations as the shareholders may reasonably request.

                  6.2 The share certificates shall bear the following words:

                                    "Transfer of the shares of stock represented by this certificate is subject to the Joint Venture Agreement dated _______, 1999 between Lycos, Inc. and Mirae Corporation, and to the Shareholder Agreement dated _______, 1999 between Lycos, Inc. and Mirae Corporation, copies of which are on file at the principal office of the Company in Seoul, Korea."

Article 7.        PAYMENT FOR SHARES

                  Unless otherwise decided by the Board of Directors of the Company, payment for subscribed shares shall be made in cash, payable to a bank or banks designated by the Company. Only those shares that have been fully paid for may be issued.

Article 8.        REGISTER OF SHAREHOLDERS

                  8.1 The Company shall maintain a Register of Shareholders in compliance with the relevant provisions of Korean law.

                  8.2 A shareholder desiring an alteration of any entry in the Register of Shareholders due to the transfer of shares or otherwise, or the registration of a pledge shall submit an application therefor to the Company, in the form prescribed by the Company, together with its share certificates involved and supporting documents as requested by the Company.

Article 9.        TRANSFER OF SHARES

                  9.1 Any transfer of shares in the Company to a non-shareholder must be approved by the Board of Directors and shall be subject to the Right of First Refusal stipulated in the Shareholders Agreement.

                  9.2 The Company may appoint its transfer agent and entrust it with procedures of change of entry in the Register of Shareholders of the Company.

Article 10.       REPORT OF ADDRESSES AND SEALS

                  10.1 Shareholders shall report to the Company their names, addresses, seals and any changes therein; provided, however, that foreigners who customarily use signatures may use signatures in place of seals.

                  10.2 Shareholders who reside in foreign countries may, in addition, inform the Company of their or their agent's provisional address in Korea to which notices may be dispatched.

Article 11.       RECORD DATE AND CLOSING OF REGISTER OF SHAREHOLDERS

                  11.1 Subject to the restrictions provided in the applicable law, in order to determine persons who are entitled to exercise voting rights, pre-emptive rights to newly issued shares or other rights as shareholders or pledgees, the Company may suspend entry of alterations in the Register of Shareholders for a certain period, or the Company may deem any shareholder or pledgee whose name appears in the Register of Shareholders on a specified date to the shareholder or pledgee who is entitled to exercise the rights enumerated above in connection with such shares.

                  11.2 The Company shall give public notice of the period or date referred to in paragraph 11.1 at least two weeks in advance of the commencement of such period or the occurrence of such date.

Article 12.       RE-ISSUANCE OF SHARE CERTIFICATES

                  12.1 A shareholder desiring re-issuance of a share certificate for reason of partition or amalgamation of shares, or damage or soiling to a share certificate, shall submit an application therefor to the Company, in the form prescribed by the Company, together with the share certificate to be canceled. When the damage or soiling is so extreme that the share certificate is not legible, however, it shall be regarded as lost and the following provision shall apply for its replacement.

                  12.2 A shareholder desiring issuance of a new share certificate due to loss of his share certificate shall submit to the Company an application, in the form prescribed by the Company, together with the original or the certified copy of a judgment of nullification with respect to the lost share certificate.

Article 13.       PREEMPTIVE RIGHTS

                  Each shareholder shall have preemptive rights to acquire any additional shares which the Company may issue subsequent to incorporation. Such preemptive rights shall be in such proportion equivalent to the holdings of the issued and outstanding shares of each shareholder at the time of issuance of such additional shares. In the event that a shareholder decides not to exercise its preemptive right to subscribe to all or any portion of its proportionate amount of such additional shares, such shares shall first be offered, in equal proportion, to the other shareholders. The disposition of the shares not purchased by the shareholders after completing the above procedure shall be determined by the Board of Directors of the Company.

                                   CHAPTER III
                        GENERAL MEETINGS OF SHAREHOLDERS

Article 14.       TYPES OF GENERAL MEETINGS

                  14.1 General Meetings of the Shareholders of the Company shall be of two types: ordinary and extraordinary.

                  14.2 The Ordinary General Meeting of the Shareholders shall be held within three (3) months following the last day of each fiscal year.

                  14.3 An Extraordinary General Meeting of the Shareholders may be convened at any time in compliance with a resolution of the Board of Directors and applicable laws.

Article 15.       CONVENING OF GENERAL MEETINGS

                  15.1 All General Meetings of Shareholders shall be convened by the Representative Director upon the resolution of the Board of Directors. The place for convening each General Meeting of Shareholders shall be the head office of the Company unless otherwise decided by the Board of Directors.

                  15.2 Each General Meeting of Shareholders shall be called by the Board of Directors giving fourteen (14) days prior notice, stating in the English language the date, time, place and agenda of the meeting and dispatched via registered mail to the shareholders who are residents of Korea and via registered airmail, facsimile transmission or telex to all other shareholders. The notice requirement may be waived by the unanimous written consent of all shareholders at the meeting. The General Meeting of Shareholders may not resolve matters other than those stated in the notice of the meeting, unless all the shareholders entitled to vote, whether present or not, unanimously agree otherwise.

Article 16.       PRESIDING OFFICER

                  The Representative Director shall preside at all General Meetings of Shareholders. If the Representative Director is absent or fails to serve as presiding officer at a General Meeting of Shareholders, the Director designated by the Board of Directors shall preside at such meeting in his place.

Article 17.       QUORUM REQUIREMENT

                  Except as otherwise provided by applicable mandatory requirements of Korean law or by these Articles of Incorporation, the quorum at all General Meetings of Shareholders shall be the presence of shareholders representing more than fifty percent (50%) of the total number of shares issued and outstanding entitled to vote thereon.

Article 18.       ADOPTION OF RESOLUTION

                  All resolutions of each General Meeting of Shareholders shall be adopted by the affirmative vote of the shareholders who hold shares representing more than fifty percent (50%) of the shares of the Company present at the meeting; provided, however, that the following matters shall require the vote of at least two-thirds (2/3), or higher rate if required by applicable law, of the total shares issued and outstanding:

                  (a) any change to the Articles of Incorporation or by-laws of the Company;

                  (b) a reduction of the paid-in capital of the Company and the manner thereof;

                  (c) the liquidation of the Company or its merger into, or consolidation or amalgamation with any other company;

                  (d) transfer or pledge of the whole or a substantial part of the assets or undertakings of the Company or the acquisition by the Company of the whole or part of the undertaking of any other person or entity, or the capital stock of the Company, or entry by the Company into any joint venture or partnership;

                  (e)      major matters prescribed in the Shareholders
                           Agreement; or

                  (f) any other matters, the adoption of which requires a special resolution of the shareholders at a General Meeting under the laws of Korea.

Article 19.       VOTING

                  19.1 Each shareholder shall have one (1) vote for each share registered in its name.

                  19.2 A shareholder may exercise its vote by proxy. In that case, the proxy holder must file with the Company a document evidencing his proper authority at each General Meeting of Shareholders at which he acts as proxy.

Article 20.       MINUTES OF GENERAL MEETING

                  The proceedings and conclusions of each General Meeting of Shareholders shall be recorded in minutes in the English and Korean languages, which minutes shall bear the names and the signatures and/or seals of the presiding officer and of the Directors present at the meeting, and shall be preserved at the Company's head office.

                                   CHAPTER IV
                 DIRECTORS, STATUTORY AUDITOR AND OTHER OFFICERS

Article 21.       NUMBER OF DIRECTORS AND AUDITOR

                  The Company shall have at least four (4) Directors and at least one (1) Statutory Auditor.

Article 22.       ELECTION

                  The Directors and Statutory Auditor shall be elected at and by the General Meeting of Shareholders and any such vacancies may be filled at a General Meeting of Shareholders.

Article 23.       TERM OF OFFICE

                  23.1 The term of office of a Director shall be three (3) years; provided, however, that the term of office shall be extended until the close of the Ordinary General Meeting of Shareholders convened in respect of the last fiscal year which ended in their term of office.

                  23.2 The term of office of a Statutory Auditor shall commence from the date of acceptance of office and expire at the close of the Ordinary General Meeting of Shareholders convened with respect to the last fiscal year within three (3) years from the date of acceptance of office.

                  23.3 The term of office of a Director or Statutory Auditor elected to fill a vacancy shall be the remainder of the term of office of his predecessor.


Article 24.       REPRESENTATIVE DIRECTOR AND OTHER OFFICERS

                  24.1 The Board of Directors shall elect from among its members one (1) Representative Director, who shall serve as the President of the Company.

                  24.2 The Representative Director shall represent the Company and shall manage the day-to-day business of the Company under the control and supervision of the Board of Directors. The Representative Director shall have the authority to execute contracts on behalf of the Company within the limitations established by the Board of Directors.

                  24.3 Other officers of the Company, including but not limited to Vice President, Secretary, Treasurer or Finance Director, and Senior Manager shall be appointed by the Board of Directors. All such officers' duties with the Company shall be determined by the Board of Directors.

Article 25.       COMPENSATION

                  25.1 The compensation of the Directors and Statutory Auditor of the Company shall be determined by resolution of a General Meeting of Shareholders.

                  25.2 Severance allowances for the Directors and Statutory Auditor shall be paid in accordance with the regulations of the Company adopted by resolutions of a General Meeting of Shareholders.

                                    CHAPTER V
                               BOARD OF DIRECTORS

Article 26.       MEETINGS OF BOARD OF DIRECTORS

                  26.1 An ordinary meeting of the Board of Directors shall be held immediately following the Ordinary General Meeting of Shareholders each fiscal year. Each Board meeting shall be called by the Representative Director giving at least seven (7) days written notice, stating the date, time and place of the meeting, to each Director and Statutory Auditor and stating the agenda of the meeting. The notice requirement may be waived with the written consent of all Directors and Statutory Auditor.

                  26.2 If any one Director requests to convene an extraordinary meeting in writing, the Representative Director shall call an extraordinary meeting of the Board of Directors in accordance with the procedures stipulated in foregoing paragraph 26.1.

                  26.3 Board meetings shall be held at the Company's head office, unless the Board of Directors determines otherwise.

Article 27.       PRESIDING OFFICER OF MEETING

                  The Representative Director shall preside at all meetings of the Board of Directors. If the Representative Director is absent or fails to serve as presiding officer of any meeting, the Director designated by the Board of Directors shall preside at such meeting in his place.

Article 28.       ADOPTION OF RESOLUTIONS

                  A quorum at any Board meeting shall consist of at least a majority of the Directors then in office. Unless otherwise required by applicable laws or the Articles of Incorporation, any actions and resolutions taken at a Board meeting shall be adopted by the affirmative vote of at least a majority of the Directors then in office; provided, however, that the following matters shall require the vote of all of the Directors then in office:

                  (a)      amendment or repeal of the Articles of Incorporation;

                  (b) liquidation, winding-up, dissolution or commencement of any bankruptcy or other similar proceeding;

                  (c)      merger, consolidation, reorganization,
                           recapitalization, and the like;

                  (d) sale of all or substantially all of the assets of the Company, or the sale of any assets individually or in the aggregate exceeding (W)75,000,000 in amount;

                  (e) issuance, redemption, repurchase or retirement of any securities (including any option, warrant or right to acquire any securities or any instrument convertible into securities);

                  (f)      increase or decrease of authorized capital;

                  (g)      approval of annual financial statements;

                  (h) approval of annual business plan (including annual budget and marketing plans, distribution plans and pricing policies), and any major modifications to or departures from the approved annual business plan;

                  (i)      declaration of dividends;

                  (j) acquisition or disposition of an interest in any other corporation or entity, including the incorporation of a subsidiary;

                  (k)      guaranty of third party indebtedness;

                  (l) the borrowing of any funds, except as otherwise expressly permitted by an written agreement between the shareholders of the Company and except for any funds borrowed in the ordinary course of business and individually or in the aggregate not exceeding
                           (W)75,000,000;

                  (m) the sale, transfer (other than by sublicense as expressly permitted under any relevant license agreement between the Company and of its shareholders), or encumbrance of any interest in intellectual property rights;

                  (n) any changes or modifications by the Company of or to any of the technology licensed to the Company by any of its shareholders, except as expressly permitted by and made in accordance with the terms of any relevant license agreement by which such technology is licensed to the Company;

                  (o) any material transaction between the Company and any of its shareholders (other than as expressly contemplated by the Joint Venture Agreement pursuant to which the Company was formed, or any agreement executed pursuant to the Joint Venture Agreement);

                  (p) any material transaction by which the Company incurs or undertakes any financial obligation in excess of
                           (W)75,000,000; or

                  (q) removal of the President, any Vice President, any Treasurer or Finance Director, or any Senior Manager.

Article 29.       MINUTES OF MEETINGS OF THE BOARD OF DIRECTORS

                  The proceedings and conclusions of each meeting of the Board of Directors and each shall be recorded in minutes in the English and Korean languages, which minutes shall bear the names and signatures and/or seals of the presiding officer and all other Directors and Statutory Auditor in attendance at the meeting and shall be preserved at the Company's head office.

Article 30.       MINUTES OF MEETINGS OF SHAREHOLDERS

                  The proceedings and conclusions of each meeting of shareholders shall be recorded in minutes in the English and Korean languages.

                                   CHAPTER VI

                                   ACCOUNTING

Article 31.       FISCAL YEAR

                  31.1 The fiscal year of the Company shall commence on the 1st day of August and end on the 31st day of July of each year.

                  31.2 Notwithstanding the foregoing paragraph 31.1, the first fiscal year of the Company shall commence on the date of incorporation of the Company and end on the following 31st day of July.

Article 32.       APPROVAL OF FINANCIAL STATEMENTS, ETC.

                  32.1 The Representative Director shall submit to the Statutory Auditor at least six (6) weeks before each Ordinary General Meeting of Shareholders the following documents, after obtaining approval of such documents from the Board of Directors:

                           (a)      a balance sheet;
                           (b)      a profit and loss statement;
                           (c) a statement of disposition of retained earnings or deficit;
                           (d) supplementary schedules for (a), (b) and (c) above; and
                           (e)      a business report.

                  32.2 The Statutory Auditor shall submit an audit report thereof to the Representative Director within four
                           (4) weeks of receipt of the documents described in paragraph 32.1 above.

                  31.3 The Representative Director shall, without delay, give public notice of the balance sheet approved by the Ordinary General Meeting of Shareholders.

Article 33.       DISPOSITION OF PROFITS

                  Subject to Korean laws and regulations, profit for each fiscal year shall be disposed of in the following order of priority:

                  (a)      establishment of any reserves required by law;

                  (b) establishment of such other reserves as may be decided by a General Meeting of Shareholders; and

                  (c) payment of all or a portion of the remainder of such profit as dividends to shareholders in accordance with the resolution of a General Meeting of Shareholders.

Article 34.       PAYMENT OF DIVIDENDS

                  34.1 Dividends, if declared, shall be determined by the General Meeting of Shareholders, and paid to the shareholders of the Company who were duly entered into the Register of Shareholders as of the end of the subject fiscal year.

                  34.2 Dividends shall be paid within thirty (30) days after the declaration of dividends, unless otherwise resolved by a General Meeting of Shareholders.

                                   CHAPTER VII
                            SUPPLEMENTARY PROVISIONS

Article 35.       BY-LAWS

                  The Company may adopt, with the approval of the Board of Directors, by-laws and other regulations as may be required for the administration of the affairs of the Company.

Article 36.       OTHER MATTERS

                  Matters not specifically provided for herein shall be determined in conformity with resolutions adopted at the meeting of the Board of Directors or the General Meeting of Shareholders of the Company, or with relevant provisions of the Korean Commercial Code, as the case may be.

Article 37.       INCORPORATING COSTS

                  The Company shall bear the incorporating cost as set forth in the attachment.

Article 38.       PROMOTERS

                  We, the undersigned Promoters of the Company, having made the above Articles of Incorporation for the establishment of the Company have hereunder set out our hands and affixed our seals this ____ day of __________, 1999.

                  1.       Name:
                                -------------------------------------
                           Address:
                                   ----------------------------------

                                   ----------------------------------
                           Number
                           of Shares:
                                     --------------------------------

                  2.       Name:
                                -------------------------------------
                           Address:
                                   ----------------------------------

                                   ----------------------------------
                           Number
                           of Shares:
                                     --------------------------------

                  3.       Name:
                                -------------------------------------
                           Address:
                                   ----------------------------------

                                   ----------------------------------
                           Number
                           of Shares:
                                     --------------------------------

Attachment:       DETAILS OF INCORPORATING COSTS


ITEMS                                                      AMOUNT (KOREAN WON)

Preparation of Articles of Incorporation                      _____________

Cost of Inaugural Shareholders                                _____________

Meeting                                                       _____________

Appraisal Costs                                               _____________

Cost of Naming the Company                                    _____________

Legal Consultation                                            _____________

Cost for Solicitation of Shareholders                         _____________

         Total:                                               _____________

                                                                   Exhibit 10.28


                                   EXHIBIT B-1
                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of _____________, 1999 by and between LYCOS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("Lycos"), and LYCOS KOREA, INC., a CHUSIK HOESA organized under the laws of the Republic of Korea ("Licensee").

                                    RECITALS

         A. Lycos owns or licenses from third parties certain rights relating to the Lycos Searchservice (as defined below).

         B. Licensee desires to offer a local version of the Lycos Searchservice, in the Korean language and as otherwise customized for the Korean market.

         C. On the terms and subject to the conditions hereafter set forth, Licensee desires to obtain from Lycos, and Lycos is willing to grant to Licensee, the rights and licenses described below.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

              "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such Person, where such control is by the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Derivative Works" shall mean all Enhancements which are "derivative works" and "compilations" as such terms are defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

              "Directory Software" shall mean all computer software owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Lycos, used by Lycos in connection with the Lycos Searchservice, and performing the functionality described in the attached EXHIBIT A.

              "Enhancements" shall mean all enhancements, improvements, additions or modifications to the Local Catalog, the Lycos Catalog, the Licensed Software, the Licensed Technology or the Local Searchservice, of whatever type or nature, whether created or developed solely by Lycos or its Affiliates, agents, consultants or independent contractors, solely by Licensee or its Affiliates, agents, consultants or independent contractors, or jointly by Lycos or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

              "Effective Date" shall mean the date of this Agreement as set forth in the preamble hereof.

              "Internet" shall mean the various computer networks commonly and collectively referred to as the "internet," as the same may exist from time to time.

              "Initial Availability Period" shall mean the thirty (30) day period commencing from the date Lycos makes the Local Catalog and the Licensed Software initially available to Licensee under Section 6.1, or such shorter period as may be agreed to between Lycos and Licensee.

              "Joint Enhancements" shall mean any Enhancements which are not Derivative Works and which are created or developed jointly by Lycos or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

              "Licensed Marks" shall mean all trademarks and service marks owned or licensed (without obligation to pay royalties and with right to sublicense) by Lycos as of the date of this Agreement and used by Lycos in connection with the Lycos Searchservice, which trademarks and service marks are listed in the attached EXHIBIT B.

              "Licensed Property" shall mean all patents and patent rights listed in the attached EXHIBIT B and all rights in copyright now or hereafter owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Lycos and pertaining to the Local Catalog, the Lycos Catalog, the Licensed Software, the Licensed Technology, the Local Searchservice or the Lycos Enhancements, EXCLUDING, HOWEVER, any of the foregoing relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

              "Licensed Software" shall mean the Lycos Software and the Directory Software, as enabled to handle double-byte characters, and all relevant application programming interfaces, as the Lycos Software, the Directory Software and the relevant application programming interfaces are modified or supplemented to support the Local Searchservice, and as thereafter modified, supplemented, replaced or updated from time to time.

              "Licensed Technology" shall mean all inventions, ideas, knowhow, expertise, trade secrets and proprietary information now or hereafter owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Lycos and used by Lycos in connection with the Licensed Marks, the Licensed Property and the Licensed Software, EXCLUDING, HOWEVER, any of the foregoing relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

              "Licensee Enhancements" shall mean shall mean any Enhancements which (a) are not Derivative Works, and (b) are created or developed solely by Licensee or its Affiliates, agents, consultants or independent contractors (other than Lycos) without breaching any provision of this Agreement.

              "Local Catalog" shall mean a local version of the Lycos Catalog, consisting solely of URLs ending with the designation "co.kr" and such other Korean content as may be accessed through the World Wide Web, as such database is modified, supplemented, replaced or updated from time to time.

              "Local Searchservice" shall mean a local version of the Lycos Searchservice, as customized for the Territory and in the principal language of the Territory.

              "Local Site" shall mean www.lycos.co.kr, the Internet site through which the Local Searchservice is to be made available to users, as provided for in Section 3.

              "Lycos Catalog" shall mean the database compiled by Lycos and accessed through the search engine providing the search function of the Lycos Searchservice, as such database is modified, supplemented, replaced or updated from time to time.

              "Lycos Enhancements" shall mean any Enhancements which are (a) Derivative Works, or (b) created or developed solely by Lycos or its Affiliates, agents, consultants or independent contractors.

              "Lycos Searchservice" shall mean the search service offered by Lycos on the Internet at www.lycos.com, through an advertiser supported search engine used to access the Lycos Catalog, which provides to the user information regarding Internet sites relevant to the user's search request.

              "Lycos Software" shall mean all computer software owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Lycos, used by Lycos to operate and maintain the Lycos Searchservice, and performing the functionality described in the attached EXHIBIT A, EXCLUDING, however, any software relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

              "Person" shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, Regulatory Body or other entity.

              "Regulatory Body" shall mean any national, state, municipal, local or other governmental body or authority, or any quasi-governmental or private body exercising any regulatory authority, including any subdivision or agency thereof.

              "Territory" shall mean the Republic of Korea.

         2.   LICENSE.

              2.1 GRANT OF LICENSE. On the terms and subject to the conditions of this Agreement, Lycos hereby grants to Licensee the following rights and licenses:

                   (a) the exclusive right and license to provide, operate and maintain the Local Searchservice at the Local Site;

                   (b) the exclusive right and license to market, promote and otherwise exploit the Local Searchservice in the Territory;

                   (c) the exclusive right and license to use, store, process, reformat, retrieve and transmit the Local Catalog and the Lycos Catalog, or any portion thereof, and to allow users of the Local Searchservice to download from the Local Catalog and the Lycos Catalog to the user's computer hard drive or onto a separate disk, in connection with providing, operating and maintaining the Local Searchservice at the Local Site;

                   (d) the exclusive right and license to select, design and provide local content for, and to incorporate such local content into, the Local Searchservice; and

                   (e) the exclusive right and license to use the Local Catalog, the Lycos Catalog, the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology and the Lycos Enhancements solely for purposes of exercising the rights and licenses granted under this Section 2.1.

              2.2  EXCLUSIVITY. The rights and licenses granted under Section
2.1 are exclusive only to the extent such rights and licenses relate to providing, operating and maintaining the Local Searchservice at the Local Site from any geographic location or to marketing, promoting and otherwise exploiting the Local Searchservice in the Territory. Notwithstanding anything to the contrary contained in this Agreement, Lycos reserves and shall have the right to use or license the Local Catalog, the Lycos Catalog, the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology and the Lycos Enhancements for any purpose other than (except as required to perform its duties under this Agreement) providing a Local Searchservice at an Internet site ending with the designation "co.kr" or marketing, promoting or otherwise exploiting a Local Searchservice in the Territory.

              2.3 RESTRICTIONS ON SUBLICENSING AND TRANSFER. Licensee shall have no right to sublicense, sell, assign or otherwise transfer, whether voluntarily or involuntarily, any of the rights and license granted under
Section 2.1.

              2.4 RIGHTS NOT AFFECTED BY CERTAIN CHANGES. The rights of the Company under this Agreement shall continue in accordance with the terms hereof notwithstanding any change in the ownership of Lycos, any transfer of the assets or business of Lycos, or any merger, consolidation, reorganization or recapitalization affecting Lycos.

         3. LOCAL SITE. To the extent permitted under applicable local law and regulation, Lycos shall at all times be the owner of the domain name "www.lycos.co.kr," which is the domain name comprising the Local Site. In the event Lycos is at any time not permitted under applicable local law and regulation to be the owner of the domain name "www.lycos.co.kr," then, at the sole option of Lycos, Lycos shall procure for Licensee the right to use the domain name "www.lycos.co.kr" or, alternatively, Licensee shall be the owner of the domain name "www.lycos.co.kr," in which event Licensee shall enter into an agreement with Lycos, in form and substance satisfactory to Lycos, assuring to Lycos the actual benefit of ownership of the domain name "www.lycos.co.kr" notwithstanding registered ownership in the name of Licensee.

         4. CATALOG. Lycos shall be solely responsible for compiling, maintaining and updating the Local Catalog and the Lycos Catalog. Licensee shall not, without the prior written approval of Lycos in each instance, modify or change the Local Catalog and the Lycos Catalog in any respect. Lycos shall initially make the Local Catalog and the Lycos Catalog available as provided in
Section 6.1, and shall update the Local Catalog and the Lycos Catalog as provided in Section 10.1.

         5. LICENSED SOFTWARE. Lycos shall be solely responsible for (a) making any modifications or changes to the Lycos Software which may be necessary to develop or create Licensed Software capable of supporting the Local Searchservice, and (b) updating the Licensed Software. Licensee shall not, without the prior written approval of Lycos in each instance, modify or change the Licensed Software in any respect. Lycos shall initially make the Licensed Software available as provided in Section 6.1 and shall update the Licensed Software as provided in Section 10.2.

         6.   AVAILABILITY OF LOCAL CATALOG, LYCOS CATALOG AND LICENSED
SOFTWARE.

              6.1 INITIAL AVAILABILITY. Within thirty (30) days after the Effective Date, Lycos shall make the Local Catalog, the Lycos Catalog and the Licensed Software, each as then existing, available for use on a staging server located in the United States, and shall inform Licensee how to access the Local Catalog, the Lycos Catalog and the Licensed Software made available on such staging server. During the Initial Availability Period, Licensee shall conduct such tests of the Local Catalog, the Lycos Catalog and the Licensed Software as Licensee deems necessary or desirable, and Lycos shall use reasonable commercial efforts to resolve any performance issues with respect to the Local Catalog, the Lycos Catalog and the Licensed Software as may be identified by Licensee and communicated by Licensee to Lycos.

              6.2 SUBSEQUENT AVAILABILITY. Promptly after the Initial Availability Period, and prior to the transfer of operations from Lycos to Licensee pursuant to Section 8.3, Lycos shall make the Local Catalog, the Lycos Catalog and the Licensed Software, each as then existing, available for use on servers located in the United States and accessed through the Local Site. The equipment shipped by Lycos to Licensee in connection with the transfer of operations from Lycos to Licensee pursuant to Section 8.3 shall have installed thereon the Local Catalog, the Lycos Catalog and the Licensed Software, each as existing at the time of such shipment. Thereafter, Lycos shall, if required and requested by Licensee, make the Local Catalog, the Lycos Catalog and Licensed Software available to Licensee by File Transfer Protocol or Federal Express, as Lycos may determine in its discretion.

         7. LOCAL CONTENT. Licensee acknowledges that the displayable content available through access to the Local Catalog, the Lycos Catalog and the Licensed Software will be limited to the content of the Local Catalog and the Lycos Catalog and displays relating directly to navigation and search functions. Licensee shall design and develop local content, including both information and advertising, customized for the market in the Territory using the principal language of the Territory, and combine such local content with the displayable content available through access to the Local Catalog, the Lycos Catalog and the Licensed Software, all in a manner and format substantially similar to the Lycos Searchservice.

         8.   START-UP AND TRANSFER OF OPERATIONS.

              8.1 LAUNCH. Licensee shall commercially launch the Local Searchservice through the Local Site within sixty (60) days after the end of the Initial Availability Period, and as promptly as possible within such sixty (60) day period as circumstances permit, making due allowance for the development of a well-considered plan for the launch and initial marketing of the Local Searchservice.

              8.2 INITIAL OPERATIONS. Initially, Lycos shall operate and maintain the Local Searchservice for Licensee using dedicated equipment purchased by Lycos and installed and located in the United States. Licensee shall reimburse Lycos for all costs (including indirect costs and overhead) reasonably incurred by Lycos in operating and maintaining the Local Searchservice for Licensee, including without limitation the cost of such equipment, and costs incurred in preparing to commence such operation and maintenance. Upon reimbursement by Licensee to Lycos for the cost of any such equipment, title to such equipment shall pass from Lycos to Licensee on an "as is, where is" basis, and Lycos shall assign to Licensee any manufacturer warranties relating to such equipment to the extent any such warranties are transferable.

              8.3 TRANSFER OF OPERATIONS. When and as feasible, as determined by Lycos and Licensee, Lycos shall transfer the operation and maintenance of the Local Searchservice from Lycos to Licensee, and, in connection with such transfer, the equipment as to which title has passed from Lycos to Licensee under Section 8.2 shall be shipped by Lycos, at Licensee's expense, to a site in the Territory designated by Licensee.

         9.   TECHNICAL ASSISTANCE.

              9.1 INITIAL TECHNICAL ASSISTANCE. During the period commencing from the Effective Date and ending three (3) months after commercial launch of the Local Searchservice, Lycos shall, without charge to Licensee, (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Lycos technicians and Licensee's personnel, and
(ii) written materials, in English, covering matters specified by Licensee, and
(b) provide training at Lycos' principal place of business in the United States for up to two (2) technical trainees who are employees of Licensee, for a total of not more than three (3) man months, provided that the cost of travel, food and lodging for such technical trainees shall be borne by Licensee.

              9.2 SUBSEQUENT TECHNICAL ASSISTANCE. After the expiration of the period referred to in Section 9.1, Lycos shall (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Lycos technicians and Licensee's personnel, and (ii) written materials, in English, covering matters specified by Licensee, and (b) from time to time as reasonably requested by Licensee make technical representatives available in the Republic of Korea, at times convenient to Lycos, to consult with and provide technical assistance to Licensee. Licensee shall bear all costs relating to such consultation and technical assistance, including without limitation the costs of travel, food and lodging and per diem charges (including coverage of overhead and indirect costs) on a per person basis at the most favorable rates offered by Lycos for providing such services.

         10.  UPDATES.

              10.1 CATALOG UPDATES. Lycos shall provide to Licensee updates to (a) the Lycos Catalog when and as such updates are made accessible through the Lycos Searchservice, and (b) the Local Catalog at the same intervals as, and as soon as practical after, updates of the Lycos Catalog are made accessible through the Lycos Searchservice. Licensee shall make payment to Lycos for all such updates, and the payment amount for any such update shall be [an amount equal to the product of (i) the spidering cost per day, multiplied by (ii) the number of days required to generate such update]. Until operations are transferred by Lycos to Licensee pursuant to Section 8.3, such updates shall be made available on the equipment through which the Local Catalog and the Lycos Catalog are made available, and Lycos shall promptly notify Licensee each time any such update is made available. After operations are transferred by Lycos to Licensee pursuant to Section 8.3, such updates shall be made available by File Transfer Protocol or by Federal Express, as Lycos may determine.

              10.2 LICENSED SOFTWARE UPDATES. Lycos shall provide to
Licensee, without charge, updates to (including entirely new versions of) the Licensed Software at the same intervals as, and as soon as practical after, updates of the Lycos Software and the Directory Software become available to joint ventures in which Lycos has a significant participation interest through share ownership or otherwise. Until operations are transferred by Lycos to Licensee pursuant to Section

8.3, such updates shall be made available by Lycos to Licensee on the equipment through which the Lycos Software and the Directory Software are made available by Lycos to Licensee, and Lycos shall promptly notify Licensee each time any such update is made available. After operations are transferred by Lycos to Licensee pursuant to Section 8.3, such updates shall be made available by Lycos to Licensee by File Transfer Protocol or by Federal Express, as Lycos may determine. At the time Lycos makes available to Licensee any updates to the Licensed Software, Lycos shall notify Licensee of the changes to the Licensed Software effected by such updates.




         11.  ADDITIONAL SERVICES AND NEW SERVICES.

              11.1 COMMUNITY SERVICES. Concurrently with the execution of this Agreement, Lycos and Licensee have entered into a community services license agreement, as more specifically described therein.

              11.2 NEW SERVICES. In the event that Lycos hereafter makes available at www.lycos.com new services which are in addition to the Lycos Searchservice and the community services provided for in the license agreement referred to in Section 11.1, and Lycos exclusively owns or licenses (without obligation to pay royalties and with right to sublicense) the rights to such new services, Lycos shall, at Licensee's request, grant to Licensee the right and license to provide local versions of such new services, subject, however, to the execution of an appropriate license agreement between Lycos and Licensee on such terms and conditions as may be mutually acceptable to Lycos and Licensee, which license agreement shall include a provision for the payment of royalties by Licensee to Lycos and a provision requiring Licensee to pay to Lycos all costs and expenses (including overhead and indirect costs) incurred by Lycos in connection with customization of the new service for the Territory. In the event Lycos and Licensee fail to enter into any such license agreement with respect to any such local version of any such new service within sixty (60) days after the commencement of good faith negotiations, Lycos shall have no further obligation under this Section 11.2 with respect to any such new service.

         12.  DUTIES OF LICENSEE.

              12.1 MARKETING. As a material term of this Agreement, Licensee shall use its best efforts to market, promote and commercially exploit the Local Searchservice in the Territory.

              12.2 TRAFFIC REPORTS.

                   (a) Commencing on the fifth business day of the month immediately following the month in which operation of the Local Searchservice is transferred by Lycos to Licensee pursuant to Section 8.3, and continuing on the fifth business day of each month thereafter during the term of this Agreement, Licensee shall provide to Lycos via electronic mail a file, in standard common log file format, containing a complete and detailed record for the prior month of (a) user accesses (click stream data) to the Licensed Software, (b) the total number of advertising impressions possible, (c) advertising impressions filled expressed as a percentage of advertising impressions possible, and (d) the number of specific advertisements placed by each advertiser, indicating whether such advertisements are rotational, static or keyword based.

                   (b) Commencing on the second business day of the week immediately following the week in which the operation of the Local Searchservice is transferred by Lycos to Licensee pursuant to Section 8.3, and continuing on the second business day of each week thereafter during the term of this Agreement, Licensee shall provide to Lycos via electronic mail a report summarizing the previous week's daily traffic to the Local Site

              12.3 COMPLIANCE WITH LAW. Licensee shall operate and maintain the Local Searchservice in compliance with all applicable laws, rules and regulations of any relevant Regulatory Body.

              12.4 STANDARD OF OPERATION. Licensee shall operate and maintain the Local Searchservice in a manner which is consistent with the quality standards of Lycos and which meets or exceeds the response performance standards of the Lycos Searchservice

              12.5 LYCOS APPROVAL OF SAMPLE MATERIALS. Lycos shall have the right to approve, prior to distribution, samples of all hard copy advertising and promotional materials developed by Licensee and using any of the Licensed Marks. Licensee shall submit each such sample to Lycos for approval, and, in the event Lycos fails to disapprove any such sample within fifteen (15) days after submission, such sample shall be deemed approved.

              12.6 NON-COMPETITION. For so long as this Agreement remains in effect, Licensee shall not, directly or indirectly, alone or in combination with others, purchase, establish, maintain, invest in or otherwise promote, or agree to purchase, establish, maintain, invest in or otherwise promote, any navigation, search, directory or community service, except that the foregoing restriction shall not apply to passive portfolio investments in an entity not in excess of five percent (5%) of the total equity of such entity and, prior to any termination of this Agreement, the foregoing restriction shall not apply to the Local Searchservice or any additional or new services made available in connection with the Local Searchservice as contemplated by Section 11.

              12.7 PRIVACY POLICY. Licensee agrees to implement a privacy policy consistent with that utilized by Lycos in connection with the Lycos Searchservice, with such modifications as may be required by applicable law.

         13. [A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

         14.  RIGHTS IN INTELLECTUAL PROPERTY.

              14.1 RESERVATION OF RIGHTS. Except as otherwise expressly set forth in Section 2.1, no right, title or interest in or to the Local Catalog, the Lycos Catalog, the Licensed Software, the Licensed Technology, the Licensed Marks, the Licensed Property, the Lycos Enhancements, the Local Searchservice or the domain name "www.lycos.co.kr," or in or to any other intellectual property, shall pass to Licensee under this Agreement. Without limiting the foregoing, no right or license is granted or shall pass to Licensee with respect to any web-crawler or spidering technology used to index and catalog web sites on the Internet, or to any patents, copyrights, knowhow, software or other rights or property relating to any such technology.

              14.2 LYCOS ENHANCEMENTS. All ownership and other rights in and to the Lycos Enhancements shall vest in and inure to the benefit of Lycos. Upon request, Licensee shall execute all such documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be necessary to assure to Lycos its rights under this Section 14.2.

              14.3 JOINT ENHANCEMENTS. All ownership and other rights in and to Joint Enhancements shall vest in and inure to the benefit of Lycos and Licensee jointly. Each party shall have the right to use Joint Enhancements, but neither party shall have the right to license Joint Enhancements without the prior written consent of the other party.

              14.4 LICENSEE ENHANCEMENTS. All ownership and other rights in and to the Licensee Enhancements shall vest in and inure to the benefit of Licensee. Licensee hereby grants to Lycos a royalty-free, non-exclusive, worldwide (except for the Territory) license, with the right to sublicense, to use the Licensee Enhancements in connection with the Lycos Searchservice or otherwise.

              14.5 NO REGISTRATION. Licensee shall not, in the Territory or in any other jurisdiction, make any registration or application with respect to any patents, trademarks, service marks, copyrights or other intellectual property owned or licensed by Lycos, including without limitation the Licensed Marks and the Licensed Property, or, except as otherwise expressly contemplated by Section 3, with respect to any domain name which includes the word "lycos," including without limitation the domain name "www.lycos.co.kr."

              14.6 BENEFIT. All use of the Licensed Marks and Licensed
Property shall inure to the benefit of Lycos, or, as applicable, its licensors.

         15.  MARKING AND PROTECTION.

              15.1 MARKING OF MATERIALS. Licensee shall include appropriate patent, trademark and copyright markings and notations in the Local Searchservice and in all marketing, advertising, promotional and other materials which use or refer to the Licensed Marks or the Licensed Property. Without limiting the foregoing, if the trademark "Lycos(R)" appears in any such materials, such materials shall include the following statement: "(C)1995-____ Lycos, Inc. Lycos(R) is a registered trademark of Carnegie Mellon University. All Rights Reserved."

              15.2 MARKING OF ENTRY SCREEN. The following statement shall appear on the entry screen of the Local Searchservice and at the bottom of each search result, in a font no smaller than the font for the main text used in the Local Searchservice and otherwise in such manner as Lycos may specify to Licensee from time to time:

               "(C)1995-____ Lycos, Inc. Lycos(R) is a registered trademark of Carnegie Mellon University. All Rights Reserved."

              15.3 PROTECTION. Licensee shall at all times take such steps to protect the rights of Lycos in and to the Licensed Marks, the Licensed Property, the Local Catalog, the Lycos Catalog, the Licensed Software, the Licensed Technology, the Lycos Enhancements and the Local Searchservice as Licensee takes to protect its rights with respect to its own intellectual property, and in any event shall use a reasonable degree of care to protect such rights of Lycos.

         16.  WARRANTIES; DISCLAIMER; EXCLUSIVE REMEDY.

              16.1 LIMITED WARRANTY. LYCOS WARRANTS THAT THE LICENSED
SOFTWARE, WHEN USED WITH THE LOCAL CATALOG, WILL FUNCTION IN SUBSTANTIALLY THE SAME MANNER AS THE LYCOS SOFTWARE FUNCTIONS WHEN USED WITH THE LYCOS CATALOG, AND THAT THE SEARCH RESULTS RETRIEVED FROM THE LOCAL CATALOG USING THE LICENSED SOFTWARE WILL HAVE SUBSTANTIALLY THE SAME APPEARANCE (ALLOWING FOR DIFFERENCES ATTRIBUTABLE TO LANGUAGE, DIFFERENCES IN CONTENT AND LOCAL CUSTOMIZATION) AS THE SEARCH RESULTS RETRIEVED FROM THE LYCOS CATALOG USING THE LYCOS SOFTWARE.

              16.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16.1, LYCOS MAKES NO WARRANTIES OF ANY KIND, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR ANY WARRANTY REGARDING THE ACCURACY OR CONTENT OF ANY INFORMATION OBTAINED BY USING THE LICENSED SOFTWARE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

              16.3 REMEDY. LYCOS' SOLE OBLIGATION AND LICENSEE'S SOLE REMEDY UNDER THE LIMITED WARRANTY SET FORTH IN SECTION 16.1 IS THAT LYCOS SHALL USE REASONABLE COMMERCIAL EFFORTS TO CORRECT ANY PROBLEMS WITH THE LICENSED SOFTWARE WHICH PREVENT THE LICENSED SOFTWARE FROM FUNCTIONING AS WARRANTED, OR WHICH CAUSE THE APPEARANCE OF THE LOCAL CATALOG TO BE OTHER THAN AS WARRANTED.

              16.4 EXCLUSIONS. THE LIMITED WARRANTY SET FORTH IN SECTION 16.1 SHALL CEASE TO APPLY IN THE EVENT LICENSEE MAKES ANY MODIFICATION TO THE LICENSED SOFTWARE OR THE LOCAL CATALOG WITHOUT THE EXPRESS WRITTEN CONSENT OF LYCOS.

              16.5 WARRANTY PERIOD. THE LIMITED WARRANTY SET FORTH IN SECTION
16.1 SHALL APPLY DURING THE SIXTY (60) DAY PERIOD COMMENCING FROM THE DATE OF THE COMMERCIAL LAUNCH OF THE LOCAL SEARCHSERVICE, AND SHALL APPLY DURING THE SIXTY (60) DAY PERIOD COMMENCING FROM THE DATE ON WHICH THE TRANSFER OF OPERATIONS CONTEMPLATED BY SECTION 8.3 IS COMPLETED. LYCOS SHALL NOT HAVE ANY OBLIGATION OR LIABILITY UNDER SUCH LIMITED WARRANTY, EXCEPT AS TO CLAIMS ARISING DURING EITHER SIXTY (60) DAY PERIOD REFERRED TO ABOVE IN THIS SECTION 16.5 AND AS TO WHICH LYCOS HAS RECEIVED PROMPT WRITTEN NOTICE.

              16.6 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS. LICENSEE AGREES THAT LYCOS' MAXIMUM LIABILITY TO LICENSEE UNDER THIS AGREEMENT, WHETHER ARISING OUT OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE SUM OF FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$ 500,000).

         17.  INFRINGEMENT.

              17.1 INFRINGEMENT. In the event the use of the Licensed
Software by Licensee or any user of the Local Searchservice is alleged or determined to infringe on the rights of any third party, Lycos shall, at its own expense and in its sole discretion, (a) procure for Licensee and users of the Local Searchservice the right to continue such use, (b) replace the Licensed Software with non-infringing software or modify the Licensed Software to make it non-infringing, or (c) if neither of the remedies described in (a) and (b) are commercially reasonable, terminate this Agreement and accept the return of the Licensed Software.

              17.2 INDEMNIFICATION. Lycos shall defend (or settle), indemnify and hold Licensee harmless from and against any claim, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of any actual or alleged infringement by the Licensed Software on the rights of third parties. In connection with any such defense (or settlement), Lycos shall have the right, in its sole discretion, to select counsel of its own choosing. Upon designation of such counsel by Lycos, Licensee may, in its sole discretion and at its sole cost and expense, choose to be represented by its own counsel. In any event, Lycos and Licensee shall cooperate in any such defense (or settlement).

              17.3 LIMITATION. Lycos shall not have any obligation or liability to Licensee under Section 17.1 or Section 17.2 with respect to any Licensed Software which has been modified by Licensee without the express written consent of Lycos, or with respect to any claim or matter as to which Licensee fails to give written notice to Lycos within fifteen (15) days after Licensee receives notice or otherwise becomes aware of such claim or matter.

              17.4 DISCLAIMER. Lycos shall have no obligations or liabilities under this Agreement with respect to any claims, liabilities, damages, costs or expenses, by reason of actual or alleged infringement on the rights of third parties or otherwise, which arise out of any use of the Licensed Marks by Licensee or any use of the Local Catalog or the Lycos Catalog by Licensee or any users of the Local Searchservice.

         18.  CONFIDENTIALITY.

              18.1 CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of three (3) years after any expiration or termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, any confidential information of the other party received under or in connection with this Agreement, including without limitation any information, written or oral, relating to customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development; provided, however, that confidential information shall not include, and the disclosure restrictions of this Section 18.1 shall not apply to, any information received from the other party which:

                   (a) was already known to the recipient at the time of receipt;

                   (b) was at the time of receipt, or thereafter becomes, freely and generally available to the public through no wrongful act of the recipient;

                   (c) is rightfully received by the recipient from a third party legally entitled to disclose such information free of confidentiality restrictions;

                   (d) is disclosed by the recipient pursuant to the order of any court or in connection with any legal proceeding commenced by or against the recipient, provided that prior to any such disclosure the recipient shall give the other party a reasonable opportunity to seek a protective order with respect to any such disclosure; or

                   (e) is disclosed by the recipient, or any Affiliate of the recipient, as required under any applicable securities laws

Upon the expiration or termination of this Agreement, each party shall either destroy or return to the other party all memoranda, notes, records, reports and other documents (including all copies thereof) containing any confidential information of such other party and in such party's possession or under its control at the time of such expiration or termination, and shall give written certification of compliance with this paragraph to the other party.

              18.2 PRESS RELEASES AND ANNOUNCEMENTS.. Neither party shall issue any press releases or public announcements relating to this Agreement, the transactions contemplated by this Agreement or the business of Licensee without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other party) to the extent required by any applicable securities laws, and Lycos shall have the right to issue press releases and make public announcements relating to its products, services and plans.

         19.  TERM AND TERMINATION.

              19.1 TERM. The term of this Agreement shall commence from the Effective Date and continue until the sooner of (a) the date on which the parties hereto mutually agree to terminate this Agreement; (b) the date on which this Agreement is terminated pursuant to the Joint Venture Agreement dated as of March 19, 1999 between Lycos and Mirae Corporation; (c) the date on which any bankruptcy or insolvency proceeding is commenced by or against Licensee; (d) the date on which Licensee ceases to transact business for a period of not less than thirty (30) consecutive days; or (e) the date on which Licensee ceases its corporate existence (by dissolution or otherwise).

              19.2 TERMINATION FOR BREACH. Either party may terminate this Agreement in the event the other party breaches this Agreement and such breach, if susceptible of cure, remains uncured for thirty (30) days after such party gives written notice of such breach to such other party.

              19.3 EFFECT OF TERMINATION. The expiration or termination of this Agreement shall not affect any payment obligations of either party to the other accrued or otherwise existing as of the date of such expiration or termination. Upon the expiration or termination of this Agreement for any reason, all of the rights and licenses granted under
Section 2.1 shall terminate, and Licensee shall immediately (a) cease any use of the Licensed Marks, the Licensed Property, the Local Catalog, the Lycos Catalog, the Licensed Software, the Licensed Technology and the Lycos Enhancements, (b) either return to Lycos or destroy all embodiments thereof, and (c) certify to Lycos in writing that Licensee has complied with the requirements of clauses (a) and (b) of this Section 19.3.

              19.4 SURVIVAL. The provisions of Sections 12.6, 14 and 18 shall survive any expiration or termination of this Agreement.

         20.  MISCELLANEOUS.

              20.1 COSTS. Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

              20.2 LATE PAYMENTS. All amounts payable by either party to the other party under this Agreement shall be due and payable within thirty (30) days of the date of invoice. If any payment is not received within thirty (30) days of the date of invoice, interest will be imposed on such amount from the date due until paid in full at a rate of interest per annum equal to the rate announced from time to time by the Chase Manhattan Bank as its prime or reference rate, plus five percent (5%).

              20.3 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

              If to Lycos:      Lycos, Inc.
                                400-2 Totten Pond Road
                                Waltham, MA 02154
                                Attention:        General Counsel
                                Telephone:        (781) 370-2700
                                Facsimile:        (781) 370-2600

              With a copy to:   Coudert Brothers
                                1055 West 7th Street, 20th Floor
                                Los Angeles, CA 90017
                                Attention:        Richard G. Wallace
                                Telephone:        (213) 688-9088
                                Facsimile:        (213) 689-4467

              If to Licensee:   Lycos Korea, Inc.
                                c/o Mirae Corporation

                                #1309, Korea Stock Exchange, Annex Bldg.,
                                33, Yoidodong, Youngdungpo-gu
                                Seoul, Korea 150-010
                                Attention:        Kyung Dal Cho
                                Telephone:        82-2-783-0059
                                Facsimile:        82-2-783-0057

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 20.3.

              20.4 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by Lycos to an Affiliate, or (b) in connection with any transaction, regardless of its form, in which all or substantially all of the assets of Lycos are acquired.

              20.5 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

              20.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

              20.7 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

              20.8 ARBITRATION. In the event any dispute arises between the parties with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 20.8 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

              20.9 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of Massachusetts, United States of America. Licensee hereby consents to the non-exclusive jurisdiction of the federal and state courts located in Massachusetts, United States of America, and waives all objections to the laying of venue in Massachusetts, including without limitation any objection based on inconvenient forum. Licensee further consents to the service of process by mail or by any other means permitted by Massachusetts law.

              20.10 ATTORNEYS' FEES. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other party all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

              20.11 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

              20.12 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

              20.13 TRANSLATION. For the convenience of the parties, one or more Korean translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Korean translations, the English language version of this Agreement shall be controlling.

              20.14 THIRD PARTY BENEFICIARY. This Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.

              20.15 BINDING EFFECT. Subject to Section 20.4, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  LYCOS, INC.,
                                  a corporation organized under the laws of Delaware, USA

                                  By:
                                     --------------------------------------
                                  Its:
                                      -------------------------------------

                                  LYCOS KOREA, INC.
                                  a CHUSIK HOESA organized under the laws of the Republic of Korea

                                  By:
                                     --------------------------------------
                                  Its:
                                      -------------------------------------

                                    EXHIBITS


         Exhibit A:        Licensed Software
         Exhibit B:        Licensed Marks

                                    EXHIBIT A
                                 LYCOS SOFTWARE


1.   Lycos Web Server
     (a)  Pursuit Search Engine
     (b) Advertising Support Code (to the extent owned exclusively by Lycos)
     (c)  Load Balance Code
     (d)  Fault Tolerance Failover
     (e)  Real Time Security and Traffic Monitoring
     (f) Log Analysis Code that provides collection, compression, and report generation of all http services
2.   Fault Tolerance Monitoring and Security Demons

                                    EXHIBIT B


Licensed Marks
--------------

Tripod name and logo


Licensed Property
-----------------

Patents--None

                                                                 Exhibit 10.28

                                   EXHIBIT B-2
                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of _____________, 1999 by and between TRIPOD, INC., a corporation organized under the laws of the State of Delaware, United States of America ("Tripod"), and LYCOS KOREA, INC., a CHUSIK HOESA organized under the laws of the Republic of Korea ("Licensee").

                                    RECITALS

         A. Tripod owns or licenses from third parties certain rights relating to the Tripod Service (as defined below).

         B. Licensee desires to offer a local version of the Tripod Service, in the Korean language and as otherwise customized for the Korean market.

         C. On the terms and subject to the conditions hereafter set forth, Licensee desires to obtain from Tripod, and Tripod is willing to grant to Licensee, the rights and licenses described below.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such Person, where such control is by the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Derivative Works" shall mean all Enhancements which are "derivative works" and "compilations" as such terms are defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

                  "Enhancements" shall mean all enhancements, improvements, additions or modifications to the Licensed Software, the Licensed Technology or the Local Service, of whatever type or nature, whether created or developed solely by Tripod or its Affiliates, agents, consultants or independent contractors, solely by Licensee or its Affiliates, agents, consultants or independent contractors, or jointly by Tripod or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Effective Date" shall mean the date of this Agreement as set forth in the preamble hereof.

                  "Internet" shall mean the various computer networks commonly and collectively referred to as the "internet," as the same may exist from time to time.

                  "Initial Availability Period" shall mean the thirty (30) day period commencing from the date Tripod makes the Licensed Software initially available to Licensee under Section 6.1, or such shorter period as may be agreed to between Tripod and Licensee.

                  "Joint Enhancements" shall mean any Enhancements which are not Derivative Works and which are created or developed jointly by Tripod or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Licensed Marks" shall mean all trademarks and service marks owned or licensed (without obligation to pay royalties and with right to sublicense) by Tripod as of the date of this Agreement and used by Tripod in connection with the Tripod Service, which trademarks and service marks are listed in the attached EXHIBIT B.

                  "Licensed Property" shall mean all patents and patent rights listed in the attached EXHIBIT B and all rights in copyright now or hereafter owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Tripod and pertaining to the Licensed Software, the Licensed Technology, the Local Service or the Tripod Enhancements.

                  "Licensed Software" shall mean the Tripod Software, as enabled to handle double-byte characters, and all relevant application programming interfaces, as the Tripod Software and the relevant application programming interfaces are modified or supplemented to support the Local Service and to enable a user to create a homepage at the Local Site or at www.tripod.com, to create a mirror of such homepage at the other of such sites and to link such homepages, and as thereafter modified, supplemented, replaced or updated from time to time.

                  "Licensed Technology" shall mean all inventions, ideas, knowhow, expertise, trade secrets and proprietary information now or hereafter owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Tripod and used by Tripod to operate the Tripod Service and to enable a user to create a homepage at the Local Site or at www.tripod.com, to create a mirror of such homepage at the other of such sites and to link such homepages.

                  "Licensee Enhancements" shall mean shall mean any Enhancements which (a) are not Derivative Works, and (b) are created or developed solely by Licensee or its Affiliates, agents, consultants or independent contractors (other than Tripod) without breaching any provision of this Agreement.

                  "Local Service" shall mean a local version of the Tripod Service, as customized for the Territory and in the principal language of the Territory.

                  "Local Site" shall mean www.tripod.co.kr, the Internet site through which the Local Service is to be made available to users, as provided for in Section 3.

                  "Person" shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, Regulatory Body or other entity.

                  "Regulatory Body" shall mean any national, state, municipal, local or other governmental body or authority, or any quasi-governmental or private body exercising any regulatory authority, including any subdivision or agency thereof.

                  "Territory" shall mean the Republic of Korea.

                  "Tripod Enhancements" shall mean any Enhancements which are
(a) Derivative Works, or (b) created or developed solely by Tripod or its Affiliates, agents, consultants or independent contractors.

                  "Tripod Service" shall mean the "web site community" service offered by Tripod on an advertiser supported basis at www.tripod.com, featuring a homepage building service and opportunities for users to interact.

                  "Tripod Software" shall mean all computer software owned exclusively or licensed (without obligation to pay royalties and with right to sublicense) by Tripod, used by Tripod to operate and maintain the Tripod Service, and performing the functionality described in the attached EXHIBIT A.

         2.       LICENSE.

                  2.1 GRANT OF LICENSE. On the terms and subject to the conditions of this Agreement, Tripod hereby grants to Licensee the following rights and licenses:

                  (a) the exclusive right and license to provide, operate and maintain the Local Service at the Local Site;

                  (b) the exclusive right and license to market, promote and otherwise exploit the Local Service in the Territory;

                  (c) the exclusive right and license to use the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology and the Tripod Enhancements solely for purposes of exercising the rights and licenses granted under this Section 2.1.

                  2.2   EXCLUSIVITY. The rights and licenses granted under
Section 2.1 are exclusive only to the extent such rights and licenses relate to providing, operating and maintaining the Local Service at the Local Site from any geographic location or to marketing, promoting and otherwise exploiting the Local Service in the Territory. Notwithstanding anything to the contrary contained in this Agreement, Tripod reserves and shall have the right to use or license the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology and the Tripod Enhancements for any purpose other than (except as required to perform its duties under this Agreement) providing a Local Service at an Internet site ending with the designation "co.kr" or marketing, promoting or otherwise exploiting a Local Service in the Territory.

                  2.3 RESTRICTIONS ON SUBLICENSING AND TRANSFER. Licensee shall have no right to sublicense, sell, assign or otherwise transfer, whether voluntarily or involuntarily, any of the rights and license granted under
Section 2.1.

                  2.4 RIGHTS NOT AFFECTED BY CERTAIN CHANGES. The rights of Licensee under this Agreement shall continue in accordance with the terms hereof notwithstanding any change in the ownership of Tripod, any transfer of the assets or business of Tripod, or any merger, consolidation, reorganization or recapitalization affecting Tripod.

         3. LOCAL SITE. To the extent permitted under applicable local law and regulation, Tripod shall at all times be the owner of the domain name "www.tripod.co.kr," which is the domain name comprising the Local Site. In the event Tripod is at any time not permitted under applicable local law and regulation to be the owner of the domain name "www.tripod.co.kr," then, at the sole option of Tripod, Tripod shall procure for Licensee the right to use the domain name "www.tripod.co.kr" or, alternatively, Licensee shall be the owner of the domain name "www.tripod.co.kr," in which event Licensee shall enter into an agreement with Tripod, in form and substance satisfactory to Tripod, assuring to Tripod the actual benefit of ownership of the domain name "www.tripod.co.kr" notwithstanding registered ownership in the name of Licensee.

         4.       LICENSED SOFTWARE. Tripod shall be solely responsible for
(a) making any modifications or changes to the Tripod Software which may be necessary to develop or create Licensed Software capable of supporting the Local Service, and (b) updating the Licensed Software. Licensee shall not , without the prior written approval of Tripod in each instance, modify or change the Licensed Software in any respect. Tripod shall initially make the Licensed Software available as provided in Section 5.1 and shall update the Licensed Software as provided in Section 8.2.

         5.       AVAILABILITY OF  LICENSED SOFTWARE.

                  5.1 INITIAL AVAILABILITY. Within thirty (30) days after the Effective Date, Tripod shall make the Licensed Software, as then existing, available for use on a staging server located in the United States, and shall inform Licensee how to access the Licensed Software made available on such staging server. During the Initial Availability Period, Licensee shall conduct such tests of the Licensed Software as Licensee deems necessary or desirable, and Tripod shall use reasonable commercial efforts to resolve any performance issues with respect to the Licensed Software as may be identified by Licensee and communicated by Licensee to Tripod.

                  5.2 SUBSEQUENT AVAILABILITY. Promptly after the Initial Availability Period, and prior to the transfer of operations from Tripod to Licensee pursuant to Section 6.3, Tripod shall make the Licensed Software, as then existing, available for use on servers located in the United States and accessed through the Local Site. The equipment shipped by Tripod to Licensee in connection with the transfer of operations from Tripod to Licensee pursuant to
Section 6.3 shall have installed thereon the Licensed Software, as existing at the time of such shipment. Thereafter, Tripod shall, if required and requested by Licensee, make the Licensed Software available to Licensee by File Transfer Protocol or Federal Express, as Tripod may determine in its discretion.

         6.       START-UP, TRANSFER OF OPERATIONS AND IMPLEMENTATION OF
MIRRORED SITES.

                  6.1 LAUNCH. Licensee shall commercially launch the Local Service through the Local Site within sixty (60) days after the end of the Initial Availability Period, and as promptly as possible within such sixty (60) day period as circumstances permit, making due allowance for the development of a well-considered plan for the launch and initial marketing of the Local Service.

                  6.2 INITIAL OPERATIONS. Initially, Tripod shall operate and maintain the Local Service for Licensee using dedicated equipment installed and located in the United States. Licensee shall reimburse Tripod for all costs (including indirect costs and overhead) reasonably incurred by Tripod in operating and maintaining the Local Service for Licensee, and costs incurred in preparing to commence such operation and maintenance.

                  6.3 TRANSFER OF OPERATIONS. When and as feasible, as determined by Tripod and Licensee, Tripod shall transfer the operation and maintenance of the Local Service from Tripod to Licensee.

                  6.4 IMPLEMENTATION OF MIRRORED SITES. Tripod shall use reasonable commercial efforts, using information collected from users of the Tripod Service, to identify any such users who are resident in the Territory and to compile and maintain a current list of such users and their e-mail addresses. Tripod shall take reasonable commercial steps to acquaint users of the Tripod Service who are listed on such list, as updated from time to time, with the availability of the Local Service and the opportunity to mirror at the Local Site homepages created using the Tripod Service and to link the mirrored homepage at the Local Site with the original homepage created using the Tripod Service. Tripod shall transfer to Licensee, in such manner as may be agreed to between Tripod and Licensee, the relevant data with respect to homepages created by users of the Tripod Service whose names appear on the list of Tripod users resident in the Territory as maintained by Tripod under this Section 6.4. Commencing for the month in which such mirrored sites are initially created, Tripod shall provide to Licensee monthly tracking information on transfers by users of the Tripod Service between homepages created using the Tripod Service and mirrored homepages at the Local Site.

Tripod shall from time to time furnish to Licensee the e-mail addresses of the users of the Tripod Service listed on the list maintained by Tripod under this
Section 6.4, provided that Licensee shall not disclose such e-mail addresses to any third party without the written consent of Tripod.

         7.       TECHNICAL ASSISTANCE.

                  7.1 INITIAL TECHNICAL ASSISTANCE. During the period commencing from the Effective Date and ending three (3) months after commercial launch of the Local Service, Tripod shall, without charge to Licensee, (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Tripod technicians and Licensee's personnel, and
(ii) written materials, in English, covering matters specified by Licensee, and
(b) provide training at Tripod's principal place of business in the United States for up to two (2) technical trainees who are employees of Licensee, for a total of not more than three (3) man months, provided that the cost of travel, food and lodging for such technical trainees shall be borne by Licensee.

                  7.2 SUBSEQUENT TECHNICAL ASSISTANCE. After the expiration of the period referred to in Section 7.1, Tripod shall (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Tripod technicians and Licensee's personnel, and (ii) written materials, in English, covering matters specified by Licensee, and (b) from time to time as reasonably requested by Licensee make technical representatives available in the Republic of Korea, at times convenient to Tripod, to consult with and provide technical assistance to Licensee. Licensee shall bear all costs relating to such consultation and technical assistance, including without limitation the costs of travel, food and lodging and per diem charges (including coverage of overhead and indirect costs) on a per person basis at the most favorable rates offered by Tripod for providing such services.

         8. LICENSED SOFTWARE UPDATES. Tripod shall provide to Licensee, without charge, updates to (including entirely new versions of) the Licensed Software at the same intervals as, and as soon as practical after, updates of the Tripod Software become available for release to Tripod licensees. Until operations are transferred by Tripod to Licensee pursuant to Section 6.3, such updates shall be made available by Tripod to Licensee on the equipment through which the Tripod Software is made available by Tripod to Licensee, and Tripod shall promptly notify Licensee each time any such update is made available. After operations are transferred by Tripod to Licensee pursuant to Section 6.3, such updates shall be made available by Tripod to Licensee by File Transfer Protocol or by Federal Express, as Tripod may determine. At the time Tripod makes available to Licensee any updates to the Licensed Software, Tripod shall notify Licensee of the changes to the Licensed Software effected by such updates.

         9.       DUTIES OF LICENSEE.

                  9.1 MARKETING. As a material term of this Agreement, Licensee shall use its best efforts to market, promote and commercially exploit the Local Service in the Territory.

                  9.2   TRAFFIC REPORTS.

                  (a) Commencing on the fifth business day of the month immediately following the month in which operation of the Local Service is transferred by Tripod to Licensee pursuant to Section 6.3, and continuing on the fifth business day of each month thereafter during the term of this Agreement, Licensee shall provide to Tripod via electronic mail a file, in standard common log file format, containing a complete and detailed record for the prior month of (a) user accesses (click stream data) to the Licensed Software, (b) the total number of advertising impressions possible, (c) advertising impressions filled expressed as a percentage of advertising impressions possible, and (d) the number of specific advertisements placed by each advertiser, indicating whether such advertisements are rotational, static or keyword based.

                  (b) Commencing on the second business day of the week immediately following the week in which the operation of the Local Service is transferred by Tripod to Licensee pursuant to Section 6.3, and continuing on the second business day of each week thereafter during the term of this Agreement, Licensee shall provide to Tripod via electronic mail a report summarizing the previous week's daily traffic to the Local Site.

                  9.3 COMPLIANCE WITH LAW. Licensee shall operate and maintain the Local Service in compliance with all applicable laws, rules and regulations of any relevant Regulatory Body.

                  9.4 STANDARD OF OPERATION. Licensee shall operate and maintain the Local Service in a manner which is consistent with the quality standards of Tripod and which meets or exceeds the response performance standards of the Tripod Service.

                  9.5 TRIPOD APPROVAL OF SAMPLE MATERIALS. Tripod shall have the right to approve, prior to distribution, samples of all hard copy advertising and promotional materials developed by Licensee and using any of the Licensed Marks. Licensee shall submit each such sample to Tripod for approval, and, in the event Tripod fails to disapprove any such sample within fifteen (15) days after submission, such sample shall be deemed approved.

                  9.6 NON-COMPETITION. For so long as this Agreement remains in effect, Licensee shall not, directly or indirectly, alone or in combination with others, purchase, establish, maintain, invest in or otherwise promote, or agree to purchase, establish, maintain, invest in or otherwise promote, any community web site service, except that the foregoing restriction shall not apply to passive portfolio investments in an entity not in excess of five percent (5%) of the total equity of such entity and, prior to any termination of this Agreement, the foregoing restriction shall not apply to the Local Service.

                  9.7 PRIVACY POLICY. Licensee agrees to implement a privacy policy consistent with that utilized by Tripod in connection with the Tripod Service, with such modifications as may be required by applicable law.

         10. [A CONFIDENTIAL PORTION OF THE MATERIAL HAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

         11.      RIGHTS IN INTELLECTUAL PROPERTY.

                  11.1 RESERVATION OF RIGHTS. Except as otherwise expressly set forth in Section 2.1, no right, title or interest in or to the Licensed Software, the Licensed Technology, the Licensed Marks, the Licensed Property, the Tripod Enhancements, the Local Service or the domain name
"www.tripod.co.kr," or in or to any other intellectual property, shall pass to Licensee under this Agreement.

                  11.2 TRIPOD ENHANCEMENTS. All ownership and other rights in and to the Tripod Enhancements shall vest in and inure to the benefit of Tripod. Upon request, Licensee shall execute all such documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be necessary to assure to Tripod its rights under this Section 11.2.

                  11.3 JOINT ENHANCEMENTS. All ownership and other rights in and to Joint Enhancements shall vest in and inure to the benefit of Tripod and Licensee jointly. Each party shall have the right to use Joint Enhancements, but neither party shall have the right to license Joint Enhancements without the prior written consent of the other party.

                  11.4 LICENSEE ENHANCEMENTS. All ownership and other rights in and to the Licensee Enhancements shall vest in and inure to the benefit of Licensee. Licensee hereby grants to Tripod a royalty-free, non-exclusive, worldwide (except for the Territory) license, with the right to sublicense, to use the Licensee Enhancements in connection with the Tripod Service or otherwise.

                  11.5 NO REGISTRATION. Licensee shall not, in the Territory or in any other jurisdiction, make any registration or application with respect to any patents, trademarks, service marks, copyrights or other intellectual property owned or licensed by Tripod, including without limitation the Licensed Marks and the Licensed Property, or, except as otherwise expressly contemplated in Section 3, with respect to any domain name which includes the word "tripod," including without limitation the domain name "www.tripod.co.kr".

                  11.6 BENEFIT. All use of the Licensed Marks and Licensed Property shall inure to the benefit of Tripod, or, as applicable, its licensors.

         12.      MARKING AND PROTECTION.

                  12.1 MARKING OF MATERIALS. Licensee shall include appropriate patent, trademark and copyright markings and notations in the Local Service and in all marketing, advertising, promotional and other materials which use or refer to the Licensed Marks or the Licensed Property.

                  12.2 MARKING OF ENTRY SCREEN. The following statement shall appear on the entry screen of the Local Service, in a font no smaller than the font for the main text used in the Local Service and otherwise in such manner as Tripod may specify to Licensee from time to time:
                           "(C)199__. Tripod, Inc. All Rights Reserved."

                  12.3 PROTECTION. Licensee shall at all times take such steps to protect the rights of Tripod in and to the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology, the Tripod Enhancements and the Local Service as Licensee takes to protect its rights with respect to its own intellectual property, and in any event shall use a reasonable degree of care to protect such rights of Tripod.

         13.      WARRANTIES; DISCLAIMER; EXCLUSIVE REMEDY.

                  13.1 LIMITED WARRANTY. TRIPOD WARRANTS THAT THE LICENSED SOFTWARE WILL FUNCTION IN SUBSTANTIALLY THE SAME MANNER AS THE TRIPOD SOFTWARE FUNCTIONS WHEN USED WITH THE TRIPOD SERVICE, AND THAT THE LOCAL SERVICE USING THE LICENSED SOFTWARE WILL HAVE SUBSTANTIALLY THE SAME APPEARANCE (ALLOWING FOR DIFFERENCES ATTRIBUTABLE TO LANGUAGE, DIFFERENCES IN CONTENT AND LOCAL CUSTOMIZATION) AS THE TRIPOD SERVICE USING THE TRIPOD SOFTWARE.

                  13.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 13.1, TRIPOD MAKES NO WARRANTIES OF ANY KIND, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR ANY WARRANTY REGARDING THE ACCURACY OR CONTENT OF ANY INFORMATION OBTAINED BY USING THE LICENSED SOFTWARE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                  13.3 REMEDY. TRIPOD'S SOLE OBLIGATION AND LICENSEE'S SOLE REMEDY UNDER THE LIMITED WARRANTY SET FORTH IN SECTION 13.1 IS THAT TRIPOD SHALL USE REASONABLE COMMERCIAL EFFORTS TO CORRECT ANY

PROBLEMS WITH THE LICENSED SOFTWARE WHICH PREVENT THE LICENSED SOFTWARE FROM FUNCTIONING AS WARRANTED, OR WHICH CAUSE THE APPEARANCE OF THE LOCAL SERVICE TO BE OTHER THAN AS WARRANTED.

                  13.4 EXCLUSIONS. THE LIMITED WARRANTY SET FORTH IN SECTION
13.1 SHALL CEASE TO APPLY IN THE EVENT LICENSEE MAKES ANY MODIFICATION TO THE LICENSED SOFTWARE WITHOUT THE EXPRESS WRITTEN CONSENT OF TRIPOD.

                  13.5 WARRANTY PERIOD. THE LIMITED WARRANTY SET FORTH IN
SECTION 13.5 SHALL APPLY DURING THE SIXTY (60) DAY PERIOD COMMENCING FROM THE DATE OF THE COMMERCIAL LAUNCH OF THE LOCAL SERVICE, AND SHALL APPLY DURING THE SIXTY (60) DAY PERIOD COMMENCING FROM THE DATE ON WHICH THE TRANSFER OF OPERATIONS CONTEMPLATED BY SECTION 6.3 IS COMPLETED. TRIPOD SHALL NOT HAVE ANY OBLIGATION OR LIABILITY UNDER SUCH LIMITED WARRANTY, EXCEPT AS TO CLAIMS ARISING DURING EITHER SIXTY (60) DAY PERIOD REFERRED TO ABOVE IN THIS SECTION 13.5 AND AS TO WHICH TRIPOD HAS RECEIVED PROMPT WRITTEN NOTICE.

                  13.6 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS. LICENSEE AGREES THAT TRIPOD'S MAXIMUM LIABILITY TO LICENSEE UNDER THIS AGREEMENT, WHETHER ARISING OUT OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE SUM OF FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$ 500,000).

         14.      INFRINGEMENT.

                  14.1 INFRINGEMENT. In the event the use of the Licensed Software by Licensee or any user of the Local Service is alleged or determined to infringe on the rights of any third party, Tripod shall, at its own expense and in its sole discretion, (a) procure for Licensee and users of the Local Service the right to continue such use, (b) replace the Licensed Software with non-infringing software or modify the Licensed Software to make it non-infringing, or (c) if neither of the remedies described in (a) and (b) are commercially reasonable, terminate this Agreement and accept the return of the Licensed Software.

                  14.2 INDEMNIFICATION. Tripod shall defend (or settle), indemnify and hold Licensee harmless from and against any claim, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of any actual or alleged infringement by the Licensed Software on the rights of third parties. In connection with any such defense (or settlement), Tripod shall have the right, in its sole discretion, to select counsel of its own choosing. Upon designation of such counsel by Tripod, Licensee may, in its sole discretion and at its sole cost and expense, choose to be represented by its own counsel. In any event, Tripod and Licensee shall cooperate in any such defense (or settlement).

                  14.3 LIMITATION. Tripod shall not have any obligation or liability to Licensee under Section 14.1 or Section 14.2 with respect to any Licensed Software which has been modified by Licensee without the express written consent of Tripod, or with respect to any claim or matter as to which Licensee fails to give written notice to Tripod within fifteen (15) days after Licensee receives notice or otherwise becomes aware of such claim or matter.

                  14.4 DISCLAIMER. Tripod shall have no obligations or liabilities under this Agreement with respect to any claims, liabilities, damages, costs or expenses, by reason of actual or alleged infringement on the rights of third parties or otherwise, which arise out of any use of the Licensed Marks by Licensee or any users of the Local Service.

         15.      CONFIDENTIALITY.

                  15.1 CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of three (3) years after any expiration or termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, any confidential information of the other party received under or in connection with this Agreement, including without limitation any information, written or oral, relating to customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development; provided, however, that confidential information shall not include, and the disclosure restrictions of this Section 15.1 shall not apply to, any information received from the other party which:

                       (a) was already known to the recipient at the time of
                           receipt;

                       (b) was at the time of receipt, or thereafter becomes,
                           freely and generally available to the public through no wrongful act of the recipient;

                       (c) is rightfully received by the recipient from a third
                           party legally entitled to disclose such information free of confidentiality restrictions;

                       (d) is disclosed by the recipient pursuant to the order
                           of any court or in connection with any legal proceeding commenced by or against the recipient, provided that prior to any such disclosure the recipient shall give the other party a reasonable opportunity to seek a protective order with respect to any such disclosure; or

                       (e) is disclosed by the recipient, or any Affiliate of
                           the recipient, as required under any applicable securities laws

Upon the expiration or termination of this Agreement, each party shall either destroy or return to the other party all memoranda, notes, records, reports and other documents (including all copies thereof) containing any confidential information of such other party and in such party's possession or under its control at the time of such expiration or termination, and shall give written certification of compliance with this paragraph to the other party.

                  15.2 PRESS RELEASES AND ANNOUNCEMENTS.. Neither party shall issue any press releases or public announcements relating to this Agreement, the transactions contemplated by this Agreement or the business of Licensee without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other party) to the extent required by any applicable securities laws, and Tripod shall have the right to issue press releases and make public announcements relating to its products, services and plans.

         16.      TERM AND TERMINATION.

                  16.1 TERM. The term of this Agreement shall commence from the Effective Date and continue until the sooner of (a) the date on which the parties hereto mutually agree to terminate this Agreement; (b) the date on which this Agreement is terminated pursuant to the Joint Venture Agreement dated as of March __, 1999 between Lycos, Inc. and Mirae Corporation, the provisions of which for the termination of this Agreement are hereby agreed to by Tripod and Licensee; (c) the date on which any bankruptcy or insolvency proceeding is commenced by or against Licensee; (d) the date on which Licensee ceases to transact business for a period of not less than thirty (30) consecutive days; or
(e) the date on which Licensee ceases its corporate existence (by dissolution or otherwise).

                  16.2 TERMINATION FOR BREACH. Either party may terminate this Agreement in the event the other party breaches this Agreement and such breach, if susceptible of cure, remains uncured for thirty (30) days after such party gives written notice of such breach to such other party.

                  16.3 EFFECT OF TERMINATION. The expiration or termination of this Agreement shall not affect any payment obligations of either party to the other accrued or otherwise existing as of the date of such expiration or termination. Upon the expiration or termination of this Agreement for any reason, all of the rights and licenses granted under Section 2.1 shall terminate, and Licensee shall immediately (a) cease any use of the Licensed Marks, the Licensed Property, the Licensed Software, the Licensed Technology and the Tripod Enhancements, (b) either return to Tripod or destroy all embodiments thereof, and (c) certify to Tripod in writing that Licensee has complied with the requirements of clauses (a) and (b) of this Section 16.3.

                  16.4 SURVIVAL. The provisions of Sections 9.6, 11 and 15 shall survive any expiration or termination of this Agreement.

         17.      MISCELLANEOUS.

                  17.1 COSTS. Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

                  17.2 LATE PAYMENTS. All amounts payable by either party to the other party under this Agreement shall be due and payable within thirty (30) days of the date of invoice. If any payment is not received within thirty (30) days of the date of invoice, interest will be imposed on such amount from the date due until paid in full at a rate of interest per annum equal to the rate announced from time to time by the Chase Manhattan Bank as its prime or reference rate, plus five percent (5%).

                  17.3 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

                  If to Tripod:             Tripod, Inc.
                                            ------------------------------------
                                            ------------------------------------
                                            Attention: General Counsel
                                            Telephone:
                                                       -------------------------
                                            Facsimile:
                                                      --------------------------

                  With a copy to:           Coudert Brothers
                                            1055 West 7th Street, 20th Floor
                                            Los Angeles, CA 90017
                                            Attention: Richard G. Wallace
                                            Telephone: (213) 688-9088
                                            Facsimile: (213) 689-4467

                  If to Licensee:           Lycos Korea, Inc.
                                            c/o Mirae Corporation
                                            #1309, Korea Stock Exchange,
                                            Annex Bldg.,
                                            33, Yoidodong, Youngdungpo-gu
                                            Seoul, Korea 150-010
                                            Attention:        Kyung Dal Cho
                                            Telephone:        82-2-783-0059
                                            Facsimile:        82-2-783-0057

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 17.3.

                  17.4 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by Tripod to an Affiliate, or (b) in connection with any transaction, regardless of its form, in which all or substantially all of the assets of Tripod are acquired.

                  17.5 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  17.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  17.7 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  17.8 ARBITRATION. In the event any dispute arises between the parties with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 17.8 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  17.9 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of Massachusetts,

United States of America. Licensee hereby consents to the non-exclusive jurisdiction of the federal and state courts located in Massachusetts, United States of America, and waives all objections to the laying of venue in Massachusetts, including without limitation any objection based on inconvenient forum. Licensee further consents to the service of process by mail or by any other means permitted by Massachusetts law.

                  17.10 ATTORNEYS' FEES. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other party all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

                  17.11 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  17.12 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  17.13 TRANSLATION. For the convenience of the parties, one or more Korean translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Korean translations, the English language version of this Agreement shall be controlling.

                  17.14 THIRD PARTY BENEFICIARY. This Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.

                  17.15 BINDING EFFECT. Subject to Section 17.4, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TRIPOD, INC.,
                                    a corporation organized under the laws of Delaware, USA

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    LYCOS KOREA, INC.

                                    a CHUSIK HOESA organized under the laws of the Republic of Korea

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    EXHIBITS


         Exhibit A:        Tripod Software
         Exhibit B:        Licensed Marks and Licensed Property

                                  EXHIBIT A

Tripod Software
---------------

1. Tripod Web server extensions and customizations, including advertising support code (to the extent owned exclusively by Lycos).
2.    Tripod Homepage Builder and Homepage Studio.
3.    Tripod Authentication Server.
4.    Tripod Counter Server.
5.    Tripod FTP Server.
6.    Pod Software and Pod Administration Tools.
7.    Membership Registration, Log-in, Change Member Data.
8.    Tripod Guestbook, Mailto, Tripod Chat, Tripod Message Boards.
9.    Perl Object Hierarchy.
10.   Membership Tools.

The Tripod Software does not include any third-party software or technology utilized by Tripod in connection with the Tripod Services to the extent that Tripod does not have the right to sublicense such third-party software or technology on a royalty-free basis.

                                  EXHIBIT B


Licensed Marks
--------------

1.    Lycos name and logo.
2.    WiseWire name and logo.


Licensed Property
-----------------

Patents--None

                                                                  EXHIBIT 10.28

                                   EXHIBIT C
                              SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT is made and entered into as of __________, 1999 by and between LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, and MIRAE CORPORATION, a CHUSIK HOESA organized under the laws of the Republic of Korea ("Mirae"). Lycos and Mirae are sometimes referred to individually herein as a "Shareholder" and collectively as the"Shareholders."

                                    RECITALS

         A. The Shareholders are parties to a Joint Venture Agreement dated as of March __, 1999 (the "Joint Venture Agreement") relating to the establishment of Lycos Korea, Inc., a CHUSIK HOESA organized under the laws of the Republic of Korea (the "Company").

         B. [***]

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

         1. VOTING AND MANAGEMENT.

                  1.1 ELECTION OF DIRECTORS AND STATUTORY AUDITOR. Each Shareholder hereby agrees that, for so long as this Agreement is in effect, such Shareholder shall vote (or cause to be voted) the shares of Stock owned beneficially or of record by such Shareholder and take all other actions necessary to insure that one half of the directors of the Company shall be as designated by Lycos and one half of the directors of the Company shall be as designated by Mirae, the Representative Director of the Company shall be as designated by Mirae and the Statutory Auditor of the Company shall be as designated by Lycos.

                  1.2 REMOVAL. Any director elected as a Lycos designee may only be removed with the consent of Lycos, any director (including the Representative Director) elected as a Mirae designee may be only be removed with the consent of Mirae, and the Statutory Auditor may only be removed with the consent of Lycos.

                  1.3 VOTING REQUIREMENTS. Except as may be otherwise provided in the Articles of Incorporation of the Company or required by applicable law, and subject to Section 1.4, the required vote for any approval by the shareholders of the Company shall be a majority of the shares represented and entitled to vote at a duly constituted meeting of shareholders at which a quorum is present, and the required vote for any approval by the board of directors of the Company shall be a majority of the directors present at a duly constituted meeting of the board of directors at which a quorum is present.


*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  1.4 MAJOR MATTERS. Notwithstanding Section 1.3, any provision of the Articles of Incorporation of the Company, or any provision of applicable law, the parties agree that all of the following matters shall require the written approval of both Lycos and Mirae, which approval may be evidenced by unanimous approval of the board of directors of the Company or in any other manner:

                      (a) amendment or repeal of the Articles of Incorporation;

                      (b) liquidation, winding-up, dissolution or commencement of any bankruptcy or other similar proceeding;

                      (c) merger, consolidation, reorganization, recapitalization, and the like;

                      (d) sale of all or substantially all of the assets of the Company, or the sale of any assets individually or in the aggregate exceeding 75,000,000 in amount;

                      (e) issuance, redemption, repurchase or retirement of any securities (including any option, warrant or right to acquire any securities or any instrument convertible into securities);

                      (f) increase or decrease of authorized capital;

                      (g) approval of annual financial statements;

                      (h) approval of annual business plan (including annual budget and marketing plans, distribution plans and pricing policies), and any major modifications to or departures from the approved annual business plan;

                      (i) declaration of dividends;

                      (j) acquisition or disposition of an interest in any other corporation or entity, including the incorporation of any subsidiary;

                      (k) guaranty of third party indebtedness;

                      (l) the borrowing of any funds, except for any funds advanced to the Company by Mirae pursuant to Section 4 of the Joint Venture Agreement or the loan agreement executed pursuant thereto (the "Loan Agreement"), and except for any funds borrowed in the ordinary course of business and individually or in the aggregate not exceeding 75,000,000;

                      (m) the sale, transfer (other than by sublicense as permitted under the License Agreement), or encumbrance of any interest in intellectual property rights, and the selection or designation of sublicensees to which sublicenses will be granted pursuant to the License Agreement;

                      (n) any changes or modifications by the Company of or to any of the technology licensed to the Company by Lycos, except as expressly permitted by and made in accordance with the License Agreement;

                      (o) any material transaction between the Company and any of its shareholders (other than pursuant to the License Agreement or the Loan Agreement);

                      (p) any material transaction by which the Company incurs or undertakes any financial obligation in excess of 75,000,000; or

                      (q) removal of the President, any Vice President, any Treasurer or Finance Director, or any Senior Manager.

                  1.5 APPLICABLE LEGAL REQUIREMENTS. Nothing contained in
Section 1.4 relieves the Company or the Shareholders from compliance with applicable law as to requirements for shareholder or board approvals with respect to any of the matters set forth in Section 1.4.

                  1.6 VOTING. The Shareholders shall exercise their voting rights and powers as shareholders of the Company, and shall otherwise cooperate, to fully effect the purposes and implement the provisions of this Agreement.

                  1.7 MINUTES OF DIRECTORS MEETINGS. Minutes of meetings of the Board of Directors of the Company, including records of all resolutions adopted and all actions taken by the Board of Directors of the Company, shall be prepared in both Korean and English, and, as between the parties to this Agreement, in the event of any inconsistency between the Korean version and the English version of such minutes and records, the English version of such minutes and records shall prevail and be given effect.

                  1.8 MINUTES OF SHAREHOLDERS MEETINGS. Minutes of meetings of the shareholders of the Company, including records of all resolutions adopted and all actions taken by the shareholders of the Company, shall be prepared in both Korean and English, and, as between the parties to this Agreement, in the event of any inconsistency between the Korean version and the English version of such minutes and records, the English version of such minutes and records shall prevail and be given effect.

         2. RESTRICTIONS ON TRANSFER. Neither Shareholder may voluntarily transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any or all of the Stock now owned or hereafter acquired by such Shareholder without the approval of the Board of Directors of the Company with respect to the identity of the transferee as required by the Articles of Incorporation of the Company. Any offer to transfer, or any attempted or purported transfer, of any Stock in violation of this Section 2 shall be null and void.

         3. TRANSFERS SUBJECT TO RIGHT OF FIRST REFUSAL.

                  3.1 GENERAL. Except as otherwise provided in Section 3.7, any transfer, sale, assignment or other disposition (collectively, a "Transfer") of any Stock by a Shareholder shall be subject to the rights of first refusal set forth in this Section 3.

                  3.2 NOTICE AND OFFER TO SELL. In the event a Shareholder (the "Offering Shareholder") desires to make a Transfer of all or any portion of the Offering Shareholder's Stock, the Offering Shareholder shall give to the other Shareholder (the "Offeree Shareholder") a written notice ("Offeror Notice") of the Offering Shareholder's intention to make such Transfer, which Offeror Notice shall set forth all of the terms and conditions of the proposed Transfer, including without limitation (a) the name, identity and address of the proposed transferee (the "Proposed Transferee"), (b) the number of shares of Stock to be Transferred (the "Offered Shares") and (c) the consideration for the Transfer. The Offeror Notice shall contain an offer to make a Transfer of the Offered Shares to the Offeree Shareholder on the terms and conditions of the proposed Transfer described in the Offeror Notice and in accordance with the terms and conditions of this Agreement.

                  3.3 OFFEREE NOTICE. Within thirty (30) days after the Offeror Notice is duly given, the Offeree Shareholder shall give written notice ("Offeree Notice") to the Offering Shareholder specifying whether the Offeree Shareholder wishes to acquire all (but not less than all) of the Offered Shares upon the terms and conditions of the proposed Transfer set forth in the Offeror Notice. For the purpose of this Section 3.3, if the Offeree Shareholder does not deliver an Offeree Notice within the time required by this Section 3.3, or delivers an Offeree Notice specifying a desire to purchase less than all of the Offered Shares, the Offeree Shareholder shall be deemed to have provided an Offeree Notice on the last day on which an Offeree Notice may be provided specifying no interest in acquiring any of the Offered Shares.

                  3.4 TRANSFER BY OFFERING SHAREHOLDER. Unless an Offeree Notice specifying a desire to purchase all of the Offered Shares is timely received, then, subject to Section 3.6 below, the Offering Shareholder shall be permitted, for a period of thirty (30) days from receipt of the Offeree Notice, to make a Transfer of all such Offered Shares to the Proposed Transferee on the terms and conditions set forth in the Offeror Notice. If the Offering Shareholder does not make such Transfer of the Offered Shares within such thirty (30) day period, then any subsequent proposed Transfer of the Offered Shares shall again be subject to all of the terms and provisions of this Section 3.

                  3.5 ACQUISITION AND TRANSFER. The closing of any acquisition of Offered Shares by any Shareholder under this Agreement shall take place, notwithstanding any contrary provisions in an Offeror's Notice, within thirty
(30) days from receipt of the Offeree Notice, unless another date is mutually agreed upon by the parties participating in the closing. At the closing of any Transfer of Offered Shares under this Section 3.5, the Offering Shareholder shall deliver to the Offeree Shareholder, a certificate or certificates representing the Offered Shares being acquired, duly endorsed, or accompanied by assignments separate from certificate, and in proper form and order for transfer, against receipt of the consideration, and the Offeree Shareholder shall take all actions, including, without limitation, the filing of reports with any governmental authority, and execute and deliver to the Offering Shareholder all instruments and documents, as may be necessary or desirable to consummate the acquisition and Transfer of the Offered Shares in compliance with all applicable laws and regulations.

                  3.6 OBLIGATIONS OF TRANSFEREES. Each transferee and each subsequent transferee of any shares of Stock, or of any interest in such shares of Stock, shall hold such shares of Stock or interest therein subject to all of the provisions of this Agreement, and such transferee shall, to evidence such transferee's intention and agreement to assume all of the obligations of the transferor under this Agreement and to be bound by all of the provisions of this Agreement, execute the original or a counterpart of this Agreement upon acquisition of such shares of Stock or any interest therein and deliver the original or a counterpart of this Agreement to the Company.

                  3.7 TRANSFERS TO AFFILIATES. The provisions of this Section 3 (other than Section 3.6) shall not apply to any Transfer of shares of Stock by a Shareholder to any corporation which directly or indirectly controls, is controlled by or is under common control with such Shareholder, where such control is exercised through ownership of more than fifty percent (50%) of the relevant voting power.

                  3.8 OBLIGATIONS OF COMPANY. The Company shall not be required
(a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (b) to treat any purported transferee of such shares of Stock as the owner thereof or to accord to such purported transferee the right to vote such shares of Stock as the holder thereof or to receive dividends thereon.

         4. REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants to the other Shareholder that (a) such Shareholder has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by such Shareholder, (b) this Agreement has been duly executed and delivered by such Shareholder, and constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, and (c) the execution, delivery and performance of this Agreement by such Shareholder will not (i) violate any provision of the charter documents of such Shareholder, (ii) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of its assets or properties is or may be bound, or (iii) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which such Shareholder or any of its assets or properties is or may be bound.

         5. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

                      (a) the voluntary written agreement of all of the Shareholders (or, as applicable, their successors in interest) to terminate this Agreement;

                      (b) the dissolution, bankruptcy or insolvency of the Company;

                      (c) the sale of all or substantially all of the Company's assets other than in the ordinary course of business;

                      (d) the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of any Stock for securities issued, or caused to be issued, by the acquiring entity;

                      (e) termination pursuant to the applicable provisions of the Joint Venture Agreement; or

                      (f) at such time as only one Shareholder remains.

         6. MISCELLANEOUS.

                  6.1 EFFECTIVE DATE. This Agreement shall be effective as of the date hereof.

                  6.2 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

                       If to Lycos:     Lycos, Inc.
                                        400-2 Totten Pond Road
                                        Waltham, MA 02154
                                        Attention:  General Counsel
                                        Telephone:  (781) 370-2700
                                        Facsimile:  (781) 370-2600

                       With a copy to:  Coudert Brothers
                                        1055 West 7th Street, 20th Floor
                                        Los Angeles, CA 90017
                                        Attention:  Richard G. Wallace
                                        Telephone:  (213) 688-9088
                                        Facsimile:  (213) 689-4467

                       If to Mirae:    Mirae Corporation
                                       #1309, Korea Stock Exchange, Annex Bldg.,
                                       33, Yoidodong, Youngdungpo-gu
                                       Seoul, Korea 150-010
                                       Attention:  Kyung Dal Cho
                                       Telephone:  82-2-783-0059
                                       Facsimile:  82-2-783-0057

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 6.2.

                  6.3 ASSIGNMENT. No party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other parties, except that no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities by a party to any affiliate which directly or indirectly controls, is controlled by or is under common control with such party, where such control is by more than 50% of the relevant voting power.

                  6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  6.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  6.6 SPECIFIC PERFORMANCE. Each party hereto may obtain specific performance to enforce its rights hereunder and each party acknowledges that failure to fulfill such party's obligation to the other parties hereto would result in irreparable harm.

                  6.7 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  6.8 ARBITRATION. In the event any dispute arises among the parties, or any of them, which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 6.8 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  6.9 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of the Republic of Korea. Mirae hereby consents to the non-exclusive jurisdiction of the federal and state courts located in Massachusetts, United States of America, and waives all objections to the laying of venue in Massachusetts, including without limitation any objection based on inconvenient forum. Mirae further consents to the service of process by mail or by any other means permitted by Massachusetts law.

                  6.10 ATTORNEYS' FEES. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party or parties in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other parties all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

                  6.11 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  6.12 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  6.13 TRANSLATION. For the convenience of the parties, one or more Korean translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Korean translations, the English language version of this Agreement shall be controlling.

                  6.14 THIRD PARTY BENEFICIARY. This Agreement is not intended to and does not confer any rights on any third party, and no third party shall be a third party beneficiary under or in respect of this Agreement.

                  6.15 BINDING EFFECT. Subject to Section 6.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    LYCOS, INC.,
                                    a corporation organized under the laws of Delaware, USA

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    MIRAE CORPORATION,
                                    a CHUSIK HOESA organized under the laws of the Republic of Korea

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                  EXHIBIT D

                                    [***]









*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT E

                         ADVERTISING RATES AND TERMS


The advertising rates and terms are to be agreed upon by Lycos and Mirae Corp. and will be attached to this Exhibit E.